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As filed with the Securities and Exchange Commission on November 1, 2011

Registration 333-175782

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THOMPSON CREEK METALS COMPANY INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	1000 (Primary Standard Industrial Classification Code Number)	98-0583591 (I.R.S. Employer Identification Number)

26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Wendy Cassity, Esq.
Vice President, General Counsel and Secretary
Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Copies to:

Jason Day, Esq.
David Matheson, Esq.
Perkins Coie LLP
1900 Sixteenth Street, Suite 1400
Denver, CO 80202
(303) 291-2300

           Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

           The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

        The address of the principal executive offices of each of the subsidiaries listed below is the same as is set forth for Thompson Creek Metals Company Inc. on the cover page of this registration statement. All of the following subsidiaries are direct or indirect wholly-owned subsidiaries of Thompson Creek Metals Company Inc.

Name	Jurisdiction of Incorporation	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Langeloth Metallurgical Company LLC	Colorado, USA	1000	84-1248486
Mt. Emmons Moly Company	Colorado, USA	1000	26-3557775
Thompson Creek Metals Company USA	Colorado, USA	1000	84-1470141
Thompson Creek Mining Co.	Colorado, USA	1000	84-1247133
Cyprus Thompson Creek Mining Company	Nevada, USA	1000	95-2634610
Long Creek Mining Company	Nevada, USA	1000	84-1248481
Berg General Partner Corp.	British Columbia, Canada	1000	N/A
Berg Metals Limited Partnership	British Columbia, Canada	1000	N/A
Blue Pearl Mining Inc.	British Columbia, Canada	1000	N/A
Terrane Metals Corp.	British Columbia, Canada	1000	27-4866870
Thompson Creek Services ULC	British Columbia, Canada	1000	N/A
Thompson Creek Mining Ltd.	Yukon, Canada	1000	27-4564404

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2011

P R O S P E C T U S

Thompson Creek Metals Company Inc.

EXCHANGE OFFER FOR
$350,000,000 AGGREGATE PRINCIPAL AMOUNT OF
7.375% SENIOR NOTES DUE 2018

        We hereby offer to exchange, upon the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, up to $350 million in aggregate principal amount of our 7.375% Senior Notes due 2018, which we refer to as the "exchange notes," for the same principal amount of our outstanding 7.375% Senior Notes due 2018, which we refer to as the "original notes." We refer to the original notes and the exchange notes, collectively, as the "notes." The original notes are and the exchange notes will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior unsecured debt and senior in right of payment to all of our existing and future subordinated debt. The original notes are and the exchange notes will be effectively subordinated to any of our and any of our subsidiary guarantors' existing and future secured debt to the extent of the value of the assets securing such debt. The original note guarantees rank and the exchange note guarantees will rank equally in right of payment with all of our subsidiary guarantors' existing and future senior unsecured debt and senior in right of payment to all of our subsidiary guarantors' existing and future subordinated debt. In addition, the original notes are and the exchange notes will be structurally subordinated to the liabilities of our non-guarantor subsidiaries

        The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will generally be freely transferable and do not contain certain terms with respect to registration rights and liquidated damages. We will issue the exchange notes under the indenture governing the original notes. See "Description of Notes" for a description of the principal terms of the exchange notes.

        The exchange offer will expire at 5:00 p.m. New York City time, on December 6, 2011, unless we extend the offer. At any time prior to the expiration date, you may withdraw your tender of any original notes; otherwise, such tender is irrevocable. We will receive no cash proceeds from the exchange offer.

        The exchange notes constitute a new issue of securities for which there is no established trading market. Any original notes not tendered and accepted in the exchange offer will remain outstanding. To the extent original notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, original notes could be adversely affected. Following consummation of the exchange offer, the original notes will continue to be subject to their existing transfer restrictions under U.S. securities laws and we will generally have no further obligations to provide for the registration of the original notes under the Securities Act of 1933, as amended (the "Securities Act"). We cannot guarantee that an active trading market will develop or give assurances as to the liquidity of any trading market for either the original notes or the exchange notes. We do not intend to apply for listing of either the original notes or the exchange notes on any exchange or market.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of its exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for a period of 180 days following the consummation of the exchange offer (or until such broker-dealer is no longer required to deliver a prospectus) in connection with resales of exchange notes received in exchange for notes where the notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

        Investing in the exchange notes involves certain risks. See "Risk Factors" beginning on page 20 of this prospectus.

        This prospectus and the letter of transmittal are first being mailed to all holders of the original notes on or about November 4, 2011.

        Neither the Securities and Exchange Commission (the "SEC" or the "Commission"), nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2011.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. Documents incorporated by reference are available from us without charge. Any person, including any beneficial owner, to whom this prospectus is delivered may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:

Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO 80120
(303) 761-8801
Attention: Investor Relations
 www.thompsoncreekmetals.com

        To obtain timely delivery, you must request these documents no later than five business days before the expiration date of the exchange offer.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

        We are offering to exchange original notes for exchange notes only in jurisdictions where such offer is permitted.

        You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information incorporated by reference in this prospectus is accurate, as of any date other than the date of the incorporated document. Neither the delivery of this prospectus nor any exchange made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus.

i

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus and in the reports and documents incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. Forward-looking statements may appear throughout this prospectus, including without limitation, in the section entitled "Risk Factors." These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from the future results expressed, projected or implied by those forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section entitled "Risk Factors" and elsewhere in this prospectus.

        Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Although we have attempted to identify those factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that cause results or events to differ from those anticipated, estimated, or intended. Many of these factors are beyond our ability to control or predict. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus speak only as of the date of those statements, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

 NON-GAAP FINANCIAL MEASURES

        We refer to the terms Adjusted Net Income, EBITDA and Adjusted EBITDA (as defined in "Summary—Summary financial data") in various places in this prospectus. These are supplemental financial measures that are not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

        The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of "non-GAAP financial measures," such as Adjusted Net Income, EBITDA, Adjusted EBITDA and ratios related thereto. These measures are derived on the basis of methodologies other than in accordance with GAAP. These rules govern the manner in which non-GAAP financial measures are publicly presented and require, among other things:

  •
  a presentation with equal or greater prominence of the most comparable financial measure or measures calculated and presented in accordance with GAAP; and

  •
  a statement disclosing the purposes for which the registrant's management uses the non-GAAP financial measure.

        The rules prohibit, among other things:

  •
  the exclusion of charges or liabilities that require, or will require, cash settlement or would have required cash settlement, absent an ability to settle in another manner, from a non-GAAP liquidity measure; and

  •
  the adjustment of a non-GAAP performance measure to eliminate or smooth items identified as non-recurring, infrequent or unusual, when the nature of the charge or gain is such that it has occurred in the past two years or is reasonably likely to recur within the next two years.

        Our measurements of Adjusted Net Income, EBITDA and Adjusted EBITDA may not be comparable to those of other companies. See "Summary—Summary financial data" for a discussion of our use of Adjusted Net Income, EBITDA and Adjusted EBITDA in this prospectus, including the reasons that we believe this information is useful to management and to investors and for reconciliations of Adjusted Net Income, EBITDA and Adjusted EBITDA to the most closely comparable financial measure calculated in accordance with GAAP.

MARKET, RANKING, INDUSTRY DATA AND FORECASTS

        This prospectus includes market share, ranking, industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. As noted in this prospectus, CRU International ("CRU") is the primary source for third-party industry data and forecasts. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus. We cannot guarantee the accuracy or completeness of such information contained in this prospectus.

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to exchange your original notes. For a more complete understanding of our company and this offering, we encourage you to read this entire document, including "Risk Factors," the financial information included in or incorporated by reference into this prospectus and the other information incorporated by reference in this prospectus.

        Unless otherwise indicated or required by the context, as used in this prospectus, the terms "Thompson Creek," "TCM," "we," "our" and "us" refer to Thompson Creek Metals Company Inc. and all of our subsidiaries that are consolidated under generally accepted accounting principles in the United States, or "US GAAP." All dollar amounts are expressed in U.S. dollars unless otherwise indicated. References to "C$" refers to Canadian dollars.

Our company

        We are a growing, diversified, North American mining company. In 2010, we were the fourth largest producer of molybdenum in the Western world, according to CRU, and have substantial copper and gold reserves. We have two operating molybdenum mines, a copper-gold mine under construction, a stand-alone metals roasting facility and a number of additional metals properties in various stages of exploration. All of our operations are located in the United States and Canada. For the twelve months ended June 30, 2011, we generated revenues of $716.2 million, net income of $231.8 million, Adjusted Net Income of $205.3 million and Adjusted EBITDA of $315.7 million. For a reconciliation of our Adjusted Net Income and Adjusted EBITDA to our net income, see "—Summary financial data."

        We are a significant molybdenum supplier to the global steel and chemicals sectors. Molybdenum is used as a ferro-alloy in steels that serve the chemical processing, oil refining, power generation, oil well drilling and petroleum and gas pipeline industries. For the twelve months ended June 30, 2011, we sold 42.1 million pounds of molybdenum, 34.3 million of which were from production from our mines (27.7 million from our Thompson Creek mine and 6.6 million from our Endako mine) and 7.8 million of which were from third-party product that we purchased, processed and resold. Our principal producing properties are the Thompson Creek open-pit molybdenum mine and concentrator (the "TC Mine") in Idaho, a 75% joint venture interest in the Endako open-pit molybdenum mine, concentrator and roaster (the "Endako Mine") in British Columbia and the Langeloth metallurgical facility (the "Langeloth Facility") in Pennsylvania.

        In October 2010, we acquired Terrane Metals Corp. ("Terrane") and, as a result, are currently in the process of constructing and developing the Mt. Milligan project ("Mt. Milligan") located in British Columbia, which has been designed to be a conventional truck-shovel open pit mine with a 66,000-ton per day copper flotation processing plant, with estimated average annual production of 81 million pounds of copper and 194,000 ounces of gold over the life of the mine.

        Among our principal assets are our ore reserves. At December 31, 2010, consolidated proven and probable reserves for the TC Mine and for our 75% joint venture interest in the Endako Mine totaled 462.2 million pounds of contained molybdenum, with 53.6% of these reserves from the TC Mine and 46.4% from our joint venture interest in the Endako Mine. The consolidated proven and probable reserves estimates for the TC Mine were prepared by the TC Mine staff and verified by Independent Mining Consultants, Inc. ("IMC") using a cut-off grade of 0.030% molybdenum. The consolidated proven and probable reserves estimates for the Endako Mine were prepared by the Endako Mine staff using cut-off grades of 0.045 to 0.030% molybdenum disulfide. At December 31, 2010, consolidated proven and probable reserves for Mt. Milligan totaled 2.1 billion pounds of contained copper and 6 million ounces of contained gold. The ore reserve estimates for Mt. Milligan were prepared by IMC. The open pit was optimized at a $3.72/ton net smelter return cut-off value and incorporates costs for milling, plant services, tailing services and general and administrative charges and at $1.60/lb copper, $690/oz gold and 0.85 US$/C$ exchange rate. See "Items 1. and 2. Business and Properties—Glossary of Terms" in our Annual Report on Form 10-K for the year ended December 31, 2010.

        We also have a copper, molybdenum and silver exploration project located in British Columbia (the "Berg property"), an underground molybdenum exploration project located in British Columbia (the "Davidson property") and two joint venture exploration projects located elsewhere in Canada, one of which is a lead and zinc project (the "Howard's Pass property"), and the other a gold project (the "Maze Lake property"). Our Howard's Pass and Maze Lake properties will be held by unrestricted subsidiaries, and holders of the notes will not have the benefit of any cash generated by those properties unless these subsidiaries distribute cash to our company or the subsidiary guarantors.

Our industry

        Molybdenum is an important industrial metal principally used for metallurgical applications as a ferro-alloy in steels where high strength, temperature-resistant or corrosion-resistant properties are sought. The addition of molybdenum enhances the strength, toughness, and wear- and corrosion-resistance in steels when added as an alloy. Molybdenum is used in major industries including chemical and petrochemical processing, oil and gas for drilling and pipelines, power generation, automotive and aerospace. Molybdenum is also widely used in non-metallurgical applications such as catalysts, lubricants, flame-retardants in plastics, water treatment and as a pigment. As a catalyst, molybdenum is used for de-sulfurization of petroleum, allowing high sulfur fuels to meet strict environmental regulations governing emissions.

        The world market for molybdenum consumption was approximately 485 million pounds in 2010, as estimated by CRU, with the United States and China accounting for approximately 56% of consumption. Our average realized sales price for molybdenum increased to $17.33 per pound in the first six months of 2011 from $15.68 per pound in the first six months of 2010.

        The main sources of molybdenum today are found in the United States, Chile, China, Canada, Peru and Mexico. Molybdenum is obtained from two different types of mines: primary mines where molybdenum occurs alone and by-product mines where the metal occurs with copper sulfide minerals. According to CRU, in 2010, 53% of the world's molybdenum supply came from primary mines, such as ours, and 45% from by-product mines (and the balance of production came from recoveries from catalysts).

        Copper is a malleable and ductile metallic element that is an excellent conductor of heat and electricity and is corrosion resistant and antimicrobial. Copper's end-use markets include construction, electrical applications, industrial machinery, transportation and consumer goods. A combination of mine production and recycled scrap material make up the annual copper supply. The key copper producing countries are Chile, Peru, the United States, Canada, Mexico, China, Australia, Indonesia and Zambia. Copper demand is closely associated with global industrial production.

        Gold is a precious and finite natural commodity generally used for fabrication or as an investment. The primary sources of gold supply are a combination of current mine production, recycled gold and the draw-down of existing gold stocks held by governments, financial institutions, industrial organizations and private individuals. The gold price, while impacted by factors of demand and supply, has historically been significantly affected by macroeconomic factors such as inflation, changes in interest rates, exchange rates, reserve policy by central banks and global political and economic events.

Our strengths

Leading producer with long-lived reserves in geopolitically stable jurisdictions

        In 2010, we were the fourth largest producer of molybdenum in the Western world (which we define as the world other than China, the former Soviet Union and Eastern Europe), according to CRU, diversified with substantial copper and gold reserves. Our operations are supported by long-lived reserves and strong future growth opportunities. At December 31, 2010, we had consolidated proven and probable reserves totaling 462.2 million pounds of contained molybdenum, 2.1 billion pounds of copper and 6.0 million ounces of gold. These reserves support estimated mine lives of 15 and 16 years, respectively, at our TC Mine and Endako Mine and 22 years at our Mt. Milligan copper and gold property. We have an excellent environmental, health and safety record and are a long-term and reliable supplier to the customers we serve. Our TC Mine and Endako Mine began operations in 1983 and 1965, respectively.

Attractive project pipeline with strong growth and diversification opportunities

        We believe that we have significant potential for growth and diversification through the development of properties acquired in the Terrane acquisition, the expansion of the mill at our Endako Mine and the exploration and development of our other properties, including exploration and development opportunities at both the TC Mine and Endako Mine. We have received all material permits and licenses required to engineer and construct our Mt. Milligan property in British Columbia. We have made significant progress in the organizational, procurement and early engineering and construction phases of the Mt. Milligan project, and we expect to achieve commercial production in the second half of 2013. We expect to produce an average of 83 million pounds of copper and 245,000 ounces of gold annually during years one through six of production, and an average of 81 million pounds of copper and an average of 194,000 ounces of gold annually over the life of the mine when Mt. Milligan achieves full scale production. We believe there are opportunities to expand the resource base at Mt. Milligan based on initial testing and have identified multiple drill-ready exploration targets in areas with similar geophysical and geochemical characteristics to the known deposits.

        We also believe there are opportunities to expand the resource base at both the TC Mine and Endako Mine, with exploration drilling activities planned at both mines in the summer of 2011. In addition, we expect to complete the expansion of the mill at our Endako Mine in 2011, which we expect to increase our share of annual production capacity by 50-57% to 11 million to 12 million pounds from the current annual rate of 7 million to 8 million pounds. We also acquired the pre-feasibility stage copper, molybdenum and silver deposit at the Berg property in British Columbia as part of the Terrane acquisition. In 2009, Terrane completed drilling programs at the Berg property to establish resource estimates, resulting in a measured resource base of 3.3 billion pounds of contained copper, 412 million pounds of contained molybdenum and 61 million ounces of contained silver. The Berg property is an attractive development project that potentially expands our molybdenum production and also furthers our diversification efforts. We are initiating an advanced scoping study at the Berg property in 2011, including a drilling and exploration program to further delineate the resource potential of the property. In addition, we own an attractive molybdenum development opportunity at our Davidson property. We have significant operating and development experience in Canada, and we believe that our track record in the region and familiarity with the mineralization and ore bodies minimizes the operating risk associated with developing these mining properties.

Strong financial and operating performance

        We successfully managed our business through the recent economic downturn and positioned our company to participate in the recovery of our end-markets and act on strategic opportunities. In fiscal years 2008 and 2009, we aligned production with demand, reduced our workforce and suspended development projects while maintaining our operations. As a result, we generated positive operating income and significant operating cash flow in fiscal years 2008, 2009 and 2010. By maintaining our operations through the downturn when our average annual realized molybdenum selling prices fell from $30.04 in 2008 to $11.28 in 2009, we were able to quickly respond to the recovery in our end-markets and reported record production and sales volumes in 2010. We carefully managed our balance sheet through the downturn, maintaining significant cash balances with a low amount of debt. Our strong balance sheet in 2010 enabled us to strategically diversify our business and enhance our growth profile with the acquisition of Terrane.

Favorable industry dynamics

        We expect that growth in demand for molybdenum and copper will outpace the growth in production in the near to medium term, resulting in a favorable operating environment. We believe that the supply of molybdenum and copper will be constrained due primarily to delays in the development of new reserves resulting from increasingly stringent permitting processes, environmental limitations, financing constraints and the suspension of development during the recent economic downturn. We expect demand for gold to continue to be driven by the global investment community and central bank actions. Underinvestment in the exploration of new gold reserves could continue to support attractive trends in the gold market as our Mt. Milligan property reaches commercial production.

Attractive end-markets with sound long-term growth fundamentals

        We are a significant molybdenum supplier to the global steel and chemicals sectors and have substantial copper and gold reserves. Molybdenum is used as a ferro-alloy in steels where high strength, temperature-resistant or corrosion-resistant properties are sought. The addition of molybdenum enhances the strength, roughness and wear-and-corrosion resistance in steels when added as an alloy. Molybdenum is used in major industries including chemical and petrochemical processing, oil and gas for drilling and pipelines, power generation, automotive and aerospace. Copper is a critical component of infrastructure, electronics and consumer goods. We believe that we are well positioned in the global molybdenum market and will be a meaningful participant in the global copper trade, particularly as the demand for steel and copper grows due to economic wealth creation in developing countries and economic recovery in developed markets. Molybdenum is used as a catalyst in the de-sulphurization and de-metallization of crude oil. We expect the use of molybdenum as a refining catalyst to increase due to increasingly stringent environmental regulations governing emissions and the relatively high sulfur content in new sources of crude oil. We expect our development of the Mt. Milligan project to help provide stability during economic downturns as the gold market has historically been countercyclical to global industrial trends.

Experienced management team

        We have a highly experienced management team with a successful track record of profitable growth, expanding and developing new reserves, effectively integrating acquisitions, managing significant operations, proactively managing through cyclical markets and adhering to the highest environmental, health and safety standards. Our executive team is complemented by seasoned general managers, mining engineers and project managers at our producing mines and development properties. We employ a team of project managers that specialize in mining, greenfield development and mill construction who have a deep familiarity developing mineral resources. Our senior executive and operating leadership has an average of over 25 years of mining industry experience, including operating and constructing molybdenum, copper and gold mining properties.

Our business strategy

Enhance growth profile and diversification

        We are currently developing two strategic projects that we expect will enhance our growth profile and diversify our revenue streams and mining properties. In 2009, we announced the resumption of the expansion of the mill at our Endako Mine to increase annual molybdenum production to 11 million to 12 million pounds from 7 million to 8 million pounds, or by 50-57%, for our 75% share of the Endako Mine output. We expect the expansion to be completed in the second half of 2011, which will enable us to maintain our position as a significant producer of molybdenum in the Western world. In addition, we have received all material permits required to engineer and construct our Mt. Milligan copper and gold property. We have made significant progress in the organizational, procurement and early engineering and construction phases of the project, and we expect to achieve commercial production in the second half of 2013. We expect production at our Mt. Milligan project to support revenue growth and diversification, while broadening our portfolio of mining properties.

Grow through acquisitions

        We continually evaluate strategic acquisition opportunities to further increase our scale in molybdenum and diversify our mineral portfolio into other base metals. Our priority is to consider acquisitions that are accretive to cash flow, have synergy potential and are located in jurisdictions that we consider to be geopolitically stable. We measure acquisition opportunities in order to increase shareholder value and position our company for profitable growth. We evaluate acquisition financing alternatives in a manner consistent with our objectives of maintaining a strong balance sheet and liquidity profile.

Grow organically by developing our other mining deposits

        We have an attractive project development pipeline at various stages of evaluation, including our Mt. Milligan and Berg properties. Additionally, we are conducting exploration and drilling programs at our TC Mine and Endako Mine in order to potentially expand the resource base at these existing operations. We also believe there are opportunities to expand the resource base at Mt. Milligan based on initial testing and have identified multiple drill-ready exploration targets in areas with similar geophysical and geochemical characteristics to the known deposits. Our pre-feasibility stage Berg property is an attractive development project, which has substantial copper, molybdenum and silver resources. We are initiating an advanced scoping study at the Berg property in 2011, including a drilling and exploration program to further delineate the resource potential after our evaluation and potential development of the Berg property. In addition to the Berg property, we also have the flexibility to explore our Davidson, Maze Lake and Howard's Pass properties, which are early-stage exploration projects.

Maintain a strong balance sheet and liquidity profile

        Our objective is to maintain financial flexibility as we develop our strategic projects at Endako and Mt. Milligan and execute our acquisition strategy by maintaining low leverage, sufficient cash balances and adequate undrawn capacity on our revolving credit facility. We are committed to managing our operations and financial profile to maximize cash flow and shareholder value and position our company for profitable growth. We generated cash flow from operating activities of $220.8 million in the twelve months ended June 30, 2011, and our cash balance at June 30, 2011 was $560.4 million. As of June 30, 2011, we had availability under our revolving credit facility of $299.0 million (after giving effect to $1.0 million of outstanding letters of credit), and we entered into a $132.0 million equipment financing facility in March 2011 to finance the purchase of mining equipment for use at our Mt. Milligan project, $20.0 million of which is available immediately. Additional sources of liquidity include the

C$232.9 million in potential proceeds from the exercise of common stock warrants and options that expire throughout 2011 and 2012 with various strike prices, which were in the money as of June 30, 2011, approximately $17 million of proceeds received from the exercise of common stock warrants that expired in April 2011 and an entitlement to receive $85.0 million in additional deposits pursuant to the Gold Stream transaction we entered into in connection with the closing of the Terrane acquisition. Our cash balance, the cash we generate, our availability under our revolving credit facility and our other sources of liquidity place us in a strong liquidity position that gives us flexibility in operating our business and pursuing our growth strategy.

Recent developments

        Concurrently with the closing of the offering of the original notes in May 2011, we entered into an amendment to our revolving credit facility (the "Credit Facility Amendment"). The Credit Facility Amendment provides for certain changes to the negative covenants in our revolving credit facility to permit the issuance of the notes as well as giving us more flexibility to issue additional debt and make investments and capital expenditures. The Credit Facility Amendment changes the minimum consolidated liquidity test from a covenant that is required to be satisfied at the end of each fiscal quarter to a condition that is only required to be satisfied in the event that we make additional borrowings or issue additional letters of credit under our revolving credit facility. The Credit Facility Amendment also modifies the leverage ratio thresholds that are used to determine the interest rate applicable to borrowings under the revolving credit facility. As a result of these modifications, our borrowing cost under the revolving credit facility did not increase as a result of the issuance of the original notes.

        We were organized as a corporation under the laws of Ontario, Canada in 2000 and continued as a corporation under the laws of British Columbia, Canada, effective July 29, 2008. Our principal executive offices are located at 26 West Dry Creek Circle Suite 810, Littleton, Colorado, and our telephone number is (303) 761-8801. Our web site is located at http://www.thompsoncreekmetals.com. Information contained on our web site is not a part of this propsectus, and you should only rely on the information contained in or incorporated by reference into this prospectus when making a decision as to whether or not to exchange your original notes for exchange notes.

Summary of the exchange offer

        In May 2011, we completed a private offering of the original notes. We received aggregate proceeds, before expenses, commissions and discounts, of $350 million from the sale of the original notes. In connection with the offering of original notes, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed to use reasonable best efforts to cause the exchange to be completed on or before February 14, 2012. In an exchange offer, you are entitled to exchange your original notes for exchange notes, with substantially identical terms as the original notes. The exchange notes will be accepted for clearance through The Depository Trust Company ("DTC"), and Clearstream Banking SA ("Clearstream"), or Euroclear Bank S.A./ N.V., as operator of the Euroclear System ("Euroclear"), with a new CUSIP and ISIN number and common code. You should read the discussions under the headings "The Exchange Offer," "Description of Notes," and "Book-Entry Settlement and Clearance" respectively, for more information about the exchange offer and exchange notes. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights for your original notes.

The Exchange Offer	We are offering to exchange up to $350 million principal amount of the exchange notes for up to $350 million principal amount of the original notes. Original notes may only be exchanged in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The terms of the exchange notes are identical in all material respects to those of the original notes, except the exchange notes will not be subject to transfer restrictions and holders of the exchange notes will have no registration rights. Also, the exchange notes will not include provisions contained in the original notes that required payment of liquidated damages in the event we failed to satisfy our registration obligations with respect to the original notes.

Original notes that are not tendered for exchange will continue to be subject to transfer restrictions under U.S. securities laws and will not have registration rights. Therefore, the market for secondary resales of original notes that are not tendered for exchange is likely to be minimal.

We will issue registered exchange notes promptly after the expiration of the exchange offer.
Expiration Date

The exchange offer will expire at 5:00 p.m. New York City time, on December 6, 2011, unless we decide to extend the expiration date. See "The Exchange Offer—Extensions, delay in acceptance, termination or amendment" for more information about extending the expiration date.

Withdrawal of Tenders

You may withdraw your tender of original notes at any time prior to the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer, any original notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer

We will not be required to accept original notes for exchange if there is a question as to whether the exchange offer would be unlawful or would violate any interpretation of the SEC staff, or if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered. See "The Exchange Offer—Conditions to the exchange offer" for more information about the conditions to the exchange offer.

Procedures for Tendering Original Notes

If your original notes are held through DTC and you wish to participate in the exchange offer, you may do so through DTC's automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

• you are not our "affiliate," as defined in Rule 405 under the Securities Act;
• you are acquiring the exchange notes in the ordinary course of your business;
• you do not intend to participate in the distribution of the original notes or the exchange notes;
• if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•       if you are a broker-dealer or you are using the exchange offer to participate in the distribution of exchange notes, you agree and acknowledge that you could not, under SEC policy, rely on certain no-action letters, and you must comply with the registration and prospectus delivery requirements in connection with a secondary resale transaction.

Special Procedures for Beneficial Owner

If you own a beneficial interest in original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the original notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.

Guaranteed Delivery Procedures	You must tender your original notes according to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed delivery procedures" if any of the following apply:
• you wish to tender your original notes but they are not immediately available;
• you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or
• you cannot comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date.
Resales

Except as indicated in this prospectus, we believe that the exchange notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

• you are not our affiliate;
• you are acquiring the exchange notes in the ordinary course of your business; and
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes.

Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify holders against, such liability.

Each broker-dealer that is issued exchange notes for its own account in exchange for original notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes for 180 days following consummation of the exchange offer or until such time that the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See "Plan of Distribution."

Material Income Tax Considerations

The exchange of original notes for exchange notes will not be a taxable event for United States federal income tax purposes or for Canadian federal income tax purposes. See "Material Income Tax Considerations."

Use of Proceeds

We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We will pay certain expenses incident to the exchange offer. See "The Exchange Offer—Transfer taxes."

Registration Rights

If we fail to complete the exchange offer as required by the registration rights agreement, we may be obligated to pay additional interest to holders of the original notes. See "Description of Notes—Registration rights; additional interest" for more information regarding your rights as a holder of the original notes.

The exchange agent

        We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer. Please direct questions and requests to the exchange agent for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery. As described in more detail under the caption "The Exchange Offer—Procedures for tendering," if you are not tendering under DTC's automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

Wells Fargo Bank, National Association

By Mail (Registered or Certified Mail Recommended), Overnight Courier or Hand:	By Facsimile Transmission (for Eligible Institutions Only):	Confirm Receipt of Tenders by Telephone:
Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South, 12th Floor Minneapolis, MN 55402 ATTN: Corporate Trust Operations	(612) 667-6282	(800) 344-5128

The exchange notes

        The form and terms of the exchange notes to be issued in the exchange offer are substantially identical to the form and terms of the original notes, except that the exchange notes will be registered under the Securities Act and therefore, will not bear legends restricting their transfer, will not contain terms providing for liquidated damages if we fail to perform our registration obligations with respect to the original notes and will not be entitled to registration rights under the Securities Act. The exchange notes will evidence the same debt as the original notes, and both the original notes and the exchange notes are governed by the same indenture.

        Prior to September 21, 2011, the original notes are subject to "hold period" resale restrictions under Canadian securities laws. During such statutory hold period the original notes and any securities issuable upon conversion, exchange or exercise of the original notes may not be resold in any jurisdiction in Canada except pursuant to a statutory exemption or discretionary ruling issued by applicable securities regulatory authorities. This statutory hold period will expire before the exchange notes are issued.

        The following summary contains basic information about the exchange notes and is not intended to be complete. For a more complete understanding of the exchange notes and the guarantees, please see the section entitled "Description of Notes" in this prospectus.

Issuer	Thompson Creek Metals Company Inc.
Notes offered	$350 million aggregate principal amount of 7.375% Senior Notes due 2018. The exchange notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
Maturity date	The exchange notes will mature on June 1, 2018.
Interest rate	Interest will accrue on the exchange notes at 7.375% per year.
Interest payment dates	June 1 and December 1 of each year, beginning on December 1, 2011.
Guarantees

The notes will be guaranteed on a senior unsecured basis by all of our existing and future direct and indirect subsidiaries that guarantee our revolving credit facility or our other indebtedness or indebtedness of the subsidiary guarantors in an aggregate principal amount that exceeds $25.0 million. In the event of certain reorganizations permitted by our revolving credit facility and the indenture governing our notes, our new parent will be required to guarantee the notes to the extent it guarantees our revolving credit facility. Under certain circumstances, subsidiary guarantors may be released from their guarantees without the consent of the holders of notes. See "Description of Notes—Note guarantees."

For the year ended June 30, 2011, our non-guarantor subsidiaries:
• represented approximately 0.0% of our revenues; and
• represented approximately 0.01% of operating income.
As of June 30, 2011, our non-guarantor subsidiaries:
• represented 0.5% of our total assets; and
• had $5.6 million of total liabilities, including trade payables but excluding intercompany liabilities.

Our non-guarantor subsidiaries described above include certain subsidiaries that will remain unrestricted under the indenture governing the notes. On the date of this prospectus, these subsidiaries are Highlands Ranch, LLC, Howards Pass General Partner Corp., Howards Pass Metals Limited Partnership, Maze Lake General Partner Corp., Maze Lake Metals Limited Partnership and Thompson Creek UK Limited. These subsidiaries will not be subject to the covenants of the indenture. The holders of the notes will not have the benefit of any cash generated by our Howard's Pass property or our Maze Lake property unless these subsidiaries distribute cash to our company or the subsidiary guarantors.

Indenture	We will issue the exchange notes under the indenture between us and Wells Fargo Bank, National Association, as indenture trustee.
Ranking	The exchange notes and the subsidiary guarantees will:
• be our and the subsidiary guarantors' senior unsecured obligations;
• rank senior in right of payment to all of our and the subsidiary guarantors' future subordinated indebtedness;
• rank equally in right of payment with all of our and the subsidiary guarantors' existing and future senior indebtedness;
• be effectively subordinated to any of our and the subsidiary guarantors' existing and future secured debt, to the extent of the value of the assets securing such debt; and
• be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the notes.
As of June 30, 2011:

•       our total debt was approximately $369.2 million, of which $20.5 effectively ranked senior to the notes, and we had unused commitments of $299.0 million under our revolving credit facility (after giving effect to $1.0 million of outstanding letters of credit), all of which would effectively rank senior to the notes if borrowed;

•       we had unused commitments of $132.0 million under our equipment financing facility from Caterpillar Financial Services Limited (the "Caterpillar equipment financing facility"), as described in "Description of other Indebtedness—Liquidity and capital resources—Financing activities—Caterpillar equipment financing facility," all of which would effectively rank senior to the notes if borrowed;

•       we had $226.5 million in outstanding deferred revenue under our Gold Stream transaction described in "Item 7. and 7A. Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosure About Market Risk—Liquidity and Capital Resources—Financing Activities" in our Annual Report on Form 10-K for the year ended December 31, 2010 and note 11 to our consolidated financial statements, which is secured by the Mt. Milligan assets, and would effectively rank senior to the notes to the extent of the value of those assets. We also have an entitlement to receive an additional $85.0 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period, which would effectively rank senior to the notes if received to the extent of the value of those assets; and

• our non-guarantor subsidiaries had $5.6 million of total liabilities (including trade payables), all of which would have been structurally senior to the notes.
Optional redemption

The notes will be redeemable at our option, in whole or in part, at any time on or after June 1, 2014, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to June 1, 2014, we may redeem up to 35% of the original principal amount of the notes with the proceeds of certain equity offerings at a redemption price of 107.375% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to June 1, 2014, we may also redeem some or all of the notes at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, plus a "make-whole premium." See "Description of Notes—Optional redemption."

We may also redeem the notes, in whole but not in part, at any time upon the occurrence of specified events relating to Canadian tax law, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the redemption date. See "Description of Notes—Tax redemption."

Change of control offer

Upon the occurrence of specific kinds of changes of control, you will have the right, as holders of the notes, to cause us to repurchase some or all of your notes at 101% of their face amount, plus accrued and unpaid interest to, but not including, the repurchase date. See "Description of Notes—Repurchase at the option of holders—Change of control."

Asset disposition offer

If we or our restricted subsidiaries sell assets, under certain circumstances, the issuer will be required to use the net proceeds to make an offer to purchase notes at an offer price in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest to the repurchase date. See "Description of Notes—Repurchase at the option of holders—Asset sales."

Covenants	The indenture governing the notes contains covenants for your benefit. The indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness;
• pay dividends or make other distributions or repurchase or redeem our capital stock;
• prepay, redeem or repurchase certain debt;
• make loans and investments;
• sell assets;
• incur liens;
• enter into transactions with affiliates;
• enter into agreements restricting our subsidiaries' ability to pay dividends; and
• consolidate, merge or sell all or substantially all of our assets.
These covenants are subject to a number of important exceptions and qualifications. For more details, see "Description of Notes."
Absence of public market for the exchange notes

The exchange notes generally will be freely transferable, but will be new securities for which there will not initially be a market. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers have advised us that they intend to make a market in the exchange notes. However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued without notice.

Additional amounts

All payments made with respect to the notes (or any guarantee of the notes) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, unless required by law. If we (or any guarantor) is so required to withhold or deduct any taxes imposed under the laws of Canada or any jurisdiction in which we (or any guarantor) are then incorporated, engaged in business or resident for tax purposes or any jurisdiction through which payment is made by or on behalf of us (or any guarantor), we (or such guarantor) will pay such additional amounts as necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been withheld or deducted, subject to certain exceptions. See "Description of Notes—Certain covenants—Payment of Additional Amounts."

Further issuances

We may from time to time create and issue additional notes having the same terms as the exchange notes being issued in this offering, so that such additional notes shall be consolidated and form a single series with the exchange notes.

Form

The exchange notes will be represented by one or more global notes registered in the name of DTC, or its nominee. Beneficial interests in the exchange notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC.

Trustee	Wells Fargo Bank, National Association.
Delivery and clearance

We will deposit the global notes representing the exchange notes with the trustee as custodian for DTC. You may hold an interest in the exchange notes through DTC, Clearstream or Euroclear, directly as a participant of any such system or indirectly through organizations that are participants in such systems.

Governing law	New York.

Risk factors

        In evaluating an investment in the exchange notes, prospective investors should carefully consider, along with the other information in this prospectus, the specific factors set forth under "Risk Factors" for risks involved with an investment in the exchange notes.

Summary financial data

        The following summary consolidated financial data as of and for the years ended December 31, 2008, 2009 and 2010 have been derived from our audited consolidated financial statements prepared in accordance with US GAAP, which other than our audited consolidated balance sheet as of December 31, 2008, are incorporated by reference in this prospectus.

        The summary consolidated financial data as of June 30, 2011 and for the six months ended June 30, 2010 and 2011 have been derived from our unaudited consolidated financial statements prepared in accordance with US GAAP incorporated by reference in this prospectus, which in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods.

        The summary consolidated financial data for the twelve months ended June 30, 2011 have been calculated by adding our historical financial data for the year ended December 31, 2010 and the six months ended June 30, 2011 and subtracting our historical financial data for the six months ended June 30, 2010.

        Our results for the six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the entire year. Historical results are not necessarily indicative of results that may be expected for any future period. You should read this summary financial data together with "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and our audited and unaudited consolidated financial statements incorporated by reference in this prospectus, including the accompanying notes.

	Six months ended		Twelve months ended June 30, 2011
				Year ended December 31,
	June 30, 2011	June 30, 2010
(US dollars in millions)				2010	2009	2008
Statement of operations data:
Revenues:
Molybdenum sales	$388.6	$269.5	$697.7	$578.6	$361.9	$992.2
Tolling, calcining and other	9.0	6.7	18.5	16.2	11.5	19.2

	397.6	276.2	716.2	594.8	373.4	1,011.4

Costs and expenses:
Cost of sales:
Operating expenses	189.7	150.1	355.1	315.5	241.3	557.4
Depreciation, depletion and amortization	36.0	22.9	63.0	49.9	43.4	40.0

Total cost of sales	225.7	173.0	418.1	365.4	284.7	597.4

Selling and marketing	4.9	3.3	9.3	7.7	6.2	10.1
Accretion expense	0.9	0.8	1.6	1.5	1.4	1.7
General and administrative	14.3	13.1	24.7	23.5	25.1	37.9
Total costs and expenses	252.6	194.8	478.2	420.4	323.7	655.1
Operating income	145.0	81.4	238.0	174.4	49.7	356.3
Income and mining taxes	26.6	6.0	40.8	20.2	2.0	124.3
Net income (loss)	$245.7	$127.6	$231.8	$113.7	$(56.0)	$173.1

		As of December 31,
	As of June 30, 2011
(US dollars in millions)		2010	2009	2008
Balance sheet data:
Cash and cash equivalents	$560.4	$316.0	$158.5	$258.0
Short-term investments	—	—	353.0	—
Total assets	2,907.4	2,317.7	1,344.6	1,046.4
Total debt	369.2	22.0	12.9	17.3
Total liabilities	1,159.3	887.8	359.2	255.8
Shareholders' equity	$1,748.1	$1,429.9	$985.4	$790.6

	Six months ended June 30,		Twelve months ended June 30, 2011
				Year ended December 31,
(US dollars in millions except ratio)	2011	2010		2010	2009	2008
Other financial data:
Cash generated by operating activities	$130.2	$66.8	$220.8	$157.4	$105.9	$389.0
Capital expenditures	248.1	90.5	371.3	213.7	66.1	101.3
Adjusted Net Income(1)	119.3	77.3	205.3	163.3	37.4	241.3
Adjusted EBITDA(1)	$182.4	$106.5	$315.7	$239.8	$94.8	$398.5
Ratio of as adjusted total debt to Adjusted EBITDA for the twelve months ended June 30, 2011(2)	n/a	n/a	1.17x	n/a	n/a	n/a

(1)
Adjusted Net Income represents, for the periods shown, net income (loss) before unrealized (gain) loss on common stock warrants and non-cash goodwill impairment. EBITDA represents net income excluding interest expense (net of interest income), income and mining taxes, depreciation, depletion and amortization and accretion expense. Adjusted EBITDA represents EBITDA excluding unrealized gains and losses on common stock warrants, non-cash goodwill impairments and gains/losses on foreign exchange. We believe that the presentation of Adjusted Net Income, EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain non-cash or unusual items that we do not expect to continue at the same level in the future, or other items that we do not believe to be reflective of our ongoing operating performance.

  Adjusted Net Income, EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with US GAAP and should not be considered as substitutes for operating income, net income (loss) or cash generated by operating activities computed in accordance with US GAAP. Adjusted Net Income, EBITDA and Adjusted EBITDA have limitations as analytical tools. Some of the limitations are:

  •
  Adjusted Net Income, EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

  •
  Adjusted Net Income, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

  •
  EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

  •
  although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted and amortized will often have to be replaced in the future. EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. In particular, as a company in the mining business, we record the depletion of our mineral reserves as we extract minerals from our mines, but we expect to use cash in the future to acquire other mineral reserves in the ordinary course of our business;

  •
  although accretion expense is a non-cash charge, this represents the accretion of the liability related to the asset retirement obligations (reclamation), calculated on a present value basis, that will exist at the end of each mine life based on the mining area disturbed at a given balance sheet date. Adjusted EBITDA does not reflect any cash requirements for such reclamation activities, as those will occur upon the closing of each mine; and

  •
  other companies in our industry may calculate Adjusted Net Income, EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

  Because of these limitations, Adjusted Net Income, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our US GAAP results and using Adjusted Net Income, EBITDA and Adjusted EBITDA only supplementally. We further believe that our presentation of these US GAAP and non-GAAP financial measurements provide information that is useful to investors because they are important indicators of the strength of our operations and the performance of our core business.

        A reconciliation of net income (loss) to Adjusted Net Income is provided below.

	Six months ended		Twelve months ended June 30, 2011
				Year ended December 31,
	June 30, 2011	June 30, 2010
(US dollars in millions)				2010	2009	2008
Net income (loss)	$245.7	$127.6	$231.8	$113.7	$(56.0)	$173.1
Unrealized (gain) loss on common stock warrants(a)	(126.4)	(50.3)	(26.5)	49.6	93.4	—
Non-cash goodwill impairment(b)	—	—	—	—	—	68.2

Adjusted Net Income	$119.3	$77.3	$205.3	$163.3	$37.4	$241.3

(a)
Represents the non-cash (gains) losses recorded with respect to our outstanding common stock purchase warrants described in "Item 7. and 7A. Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosure About Market Risk—Terrane Acquisition," "—Liquidity and Capital Resources" and "—Non-GAAP Financial Measures" in our Annual Report on Form 10-K for the year ended December 31, 2010 and notes 4 and 8 to our audited consolidated financial statements incorporated by reference in this prospectus due to the increase or decrease in the fair value of the warrants in U.S. dollar terms associated with fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar. Because the strike price of the warrants is denominated in Canadian dollars but our reporting currency is U.S. dollars, we are required under guidance issued by the Emerging Issues Task Force to record changes in the fair value of the warrants on our statement of operations. Other than C$0.4 million of consideration to be paid, estimated as of June 30, 2011, pursuant to the arrangement related to the Terrane warrants, a cash payment will never be required to settle the warrants. Accordingly, we do not consider gains or losses on the warrants in the evaluation of our financial performance.

(b)
Represents the goodwill impairment we recorded in the fourth quarter of 2008 due to the sharp decline in molybdenum prices at the end of 2008.

        A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA are provided below.

	Six months ended		Twelve months ended June 30, 2011
				Year ended December 31,
	June 30, 2011	June 30, 2010
(US dollars in millions)				2010	2009	2008
Net income (loss)	$245.7	$127.6	$231.8	$113.7	$(56.0)	$173.1
Interest and finance fees, net of interest income	1.7	(0.3)	1.4	(0.6)	(0.3)	12.7
Income and mining taxes	26.6	6.0	40.8	20.2	2.0	124.3
Depreciation, amortization and depletion	36.0	22.9	63.0	49.9	43.4	40.0

EBITDA	310.0	156.2	337.0	183.2	(10.9)	350.1
Accretion expense(a)	0.9	0.8	1.6	1.5	1.4	1.7
Acquisition costs(b)	—	1.1	11.8	12.9	—	—
Non-cash goodwill impairment(c)	—	—	—	—	—	68.2
(Gain) loss on foreign exchange(d)	(2.1)	(1.3)	(8.2)	(7.4)	10.9	(21.5)
Unrealized (gain) loss on common stock warrants(e)	(126.4)	(50.3)	(26.5)	49.6	93.4	—

Adjusted EBITDA	$182.4	$106.5	$315.7	$239.8	$94.8	$398.5

(a)
Represents the accretion of the interest related to the asset retirement obligations (reclamation), calculated on a present value basis, that will exist at the end of each mine life based on the mining area disturbed at a given balance sheet date. However, we may incur cash costs at the end of the life of each mine to discharge these asset retirement obligations. See notes 2 and 12 to our audited consolidated financial statements incorporated by reference in this prospectus.

(b)
Represents the costs of the Terrane acquisition. See "Item 7. and 7A. Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosure About Market Risk—Terrane Acquisition" in our Annual Report on Form 10-K and note 4 to our audited consolidated financial statements incorporated by reference in this prospectus.

(c)
See the explanation in footnote (b) to the preceding table.

(d)
Represents the foreign exchange gains and losses related to cash positions in a currency other than the functional currency of Thompson Creek or one of its subsidiaries, settlements of intercompany notes in a currency other than the functional currency of Thompson Creek or one of its subsidiaries and foreign exchange derivative instruments. These gains and losses vary in each period depending on fluctuations in the exchange rate between U.S. dollars and Canadian dollars, and we have added them back in calculating Adjusted EBITDA because we do not believe they reflect the cash requirements of our ongoing operations.

(e)
See the explanation in footnote (a) to the preceding table.

(2)
The ratio of as adjusted total debt to Adjusted EBITDA for the twelve months ended June 30, 2011 is the ratio of our total debt as of June 30, 2011, as adjusted to reflect the offering of the notes, to our historical Adjusted EBITDA for the twelve months ended June 30, 2011. Although our interest expense increased as a result of the offering of the original notes, our Adjusted EBITDA for the twelve months ended June 30, 2011, as adjusted to reflect the offering of the original notes, would not have differed materially from our historical Adjusted EBITDA for the twelve months ended June 30, 2011 because interest expense is added back to net income in calculating Adjusted EBITDA. See footnote (1) above and "Capitalization."

RISK FACTORS

        Any investment in the exchange notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011, before deciding whether to exchange your original notes. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-Looking Statements" in this prospectus.

Risks Relating to the Exchange Offer

Because there is no public market for the exchange notes, you may not be able to sell your exchange notes.

        The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market. There can be no assurance as to:

  •
  the liquidity of any trading market that may develop;

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  the ability of holders to sell their exchange notes; or

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  the price at which the holders would be able to sell their exchange notes.

        The exchange notes will not be listed on any exchange or market. If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

        Any market-making activity in the exchange notes will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid.

        In addition, any original note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Your original notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

        We will issue exchange notes pursuant to the exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we may not accept your original notes for exchange.

If you do not exchange your original notes, your original notes will continue to be subject to the existing transfer restrictions under U.S. securities laws and you may be unable to sell your outstanding original notes.

        We did not register the original notes and do not intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions under U.S. securities laws and may be transferred only in limited circumstances under applicable securities laws. If you do not exchange your original notes, you will lose your right, except in limited circumstances, to have your original notes registered under the U.S. federal securities laws. As a result, if you hold original notes after the exchange offer, you may be unable to sell your original notes and the value of the original notes may decline. We have no obligation, except in limited circumstances, and do not currently intend, to file an additional registration statement to cover the resale of original notes that did not tender in the exchange offer or to re-offer to exchange the exchange notes for original notes following the expiration of the exchange offer.

Risks related to the notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        After the offering of the original notes, we have a significant amount of indebtedness. As of June 30, 2011, our total debt was approximately $369.2 million, and we had unused commitments of $299.0 million under our revolving credit facility (after giving effect to $1.0 million of outstanding letters of credit), and unused commitments of $132.0 million under the Caterpillar equipment financing facility. Although we do not record it as indebtedness, we also have $226.5 million in deferred revenue under our Gold Stream transaction (described in "Item 7. and 7A. Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosure About Market Risk—Liquidity and Capital Resources—Financing Activities" in our Annual Report on Form 10-K for the year ended December 31, 2010 and note 11 to our consolidated financial statements) and an entitlement to receive an additional $85.0 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under the agreement, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 25% of the payable gold produced from Mt. Milligan. The notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets.

        Subject to the limits contained in the credit agreement governing our revolving credit facility, the indenture that governs the notes and our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important negative consequences to the holders of the notes, including:

  •
  making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

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  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

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  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under the revolving credit facility, are at variable rates of interest;

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  limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

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  placing us at a disadvantage compared to other, less leveraged competitors; and

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  increasing our cost of borrowing.

        In addition, the credit agreement governing our revolving credit facility, our Caterpillar equipment financing facility and the indenture that governs the notes contain restrictive covenants that limit our ability to engage in activities that may be in our long term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debt.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The credit agreement governing our revolving credit facility, and the indenture governing the notes restrict, our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

        In addition, we conduct substantially all of our operations through our subsidiaries, certain of which will not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the credit agreement governing the revolving credit facility and the indenture governing the notes limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

        Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

        If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under our revolving credit facility could terminate their commitments to loan money, the lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the notes.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

        We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the credit agreement governing our revolving credit facility and the indenture governing the notes contain, restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, as of June 30, 2011, we had unused commitments of $299.0 million (after giving effect to $1.0 million of outstanding letters of credit) under our revolving credit facility and unused commitments of $132.0 million under our Caterpillar equipment financing facility. All of those borrowings would be secured indebtedness. If new debt is added to our current debt levels, the related risks that we and the guarantors now face could intensify. Although we do not record it as indebtedness, we also have $226.5 million in deferred revenues under our Gold Stream transaction and an entitlement to receive an additional $85.0 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under the agreement, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 25% of the payable gold produced from Mt. Milligan. The notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets. See "Description of other indebtedness" and "Description of Notes."

Our revolving credit facility and the Caterpillar equipment financing facility contain financial covenants that require us to maintain certain financial metrics and ratios, and our revolving credit facility and the indenture governing the notes contain restrictive covenants that restrict our current and future operations and limit our flexibility and ability to respond to changes or take certain actions. A breach of those covenants may cause us to be in default under these facilities and/or the indenture.

        The credit agreement and the indenture governing the notes contain certain restrictive covenants that impose significant operating and financial restrictions on us and in some circumstances limit our ability to engage in actions that may be in our long-term best interest, including, among other things our ability to:

  •
  incur additional debt;

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  sell, lease or transfer our assets;

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  pay dividends or make other distributions or repurchase or redeem capital stock;

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  alter the businesses we conduct;

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  prepay, redeem or repurchase certain debt;

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  make loans or investments;

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  enter into agreements restricting our subsidiaries' ability to pay dividends;

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  make capital expenditures and investments;

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  guarantee debts or obligations;

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  create liens;

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  enter into transactions with our affiliates; and

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  enter into certain merger, consolidation or other reorganizations transactions.

        These restrictions could limit our ability to obtain future financing, make acquisitions, grow in accordance with our strategy or secure the needed working capital to withstand future downturns in our business or the economy in general, or otherwise take advantage of business opportunities that may arise, any of which could place us at a competitive disadvantage relative to our competitors that may have less debt and are not subject to such restrictions.

        In addition, the credit agreement for our revolving credit facility requires us to maintain compliance with financial covenants measuring maximum levels of leverage and minimum levels of interest coverage as well as minimum liquidity conditions required to be maintained through completion of the Mt. Milligan project. In addition, our Caterpillar equipment financing facility also requires us to maintain compliance with financial covenants included in our revolving credit facility through completion of the Mt. Milligan project. Our ability to meet those financial ratios and tests can be affected by events beyond our control. See "Description of other indebtedness."

        A breach of the financial covenants under the revolving credit facility and, therefore, the Caterpillar equipment financing facility, or any of the restrictive covenants under the revolving credit facility and the indenture governing the notes as described above could result in an event of default under such indebtedness. In addition, the lenders under the revolving credit facility could either refuse to lend additional funds to us or accelerate the repayment of any outstanding borrowings under the revolving credit facility, and the lender under the Caterpillar equipment financing facility (1) could terminate the lease by us of equipment purchased by the lender and leased to us pursuant to the facility, (2) terminate the lender's obligation to purchase additional equipment and lease such equipment to us pursuant to the terms of the facility, (3) accelerate the payment of all lease payments unpaid under the facility, together with default interest, (4) accelerate the payment of the balance of the purchase price for equipment which would have been due and payable from the date of termination and (5) foreclose on the equipment purchased and leased under the facility and apply the proceeds from the sale of such equipment to any shortfall in the payment by us of amounts due to the lender under the facility. The termination of this facility could result in significant delays in the construction of Mt. Milligan, which could result in a material adverse effect on our operating results and financial condition.

        If we were to default under our revolving credit facility or the Caterpillar equipment financing facility, we may not have sufficient assets to repay such indebtedness upon a default or access to sufficient alternative sources of funds to the extent that borrowings under the revolving credit facility would be restricted. If we are unable to repay the indebtedness, the lenders could initiate a bankruptcy proceeding against us or collection proceedings with respect to our assets, all of which secure our indebtedness under the revolving credit facility, including the equipment purchased by the lender and leased to us under the Caterpillar equipment financing facility, which secures our indebtedness under such facility. A default under the revolving credit facility will trigger cross defaults to the Caterpillar equipment financing facility, and vice versa, and could also trigger cross defaults to the indenture governing the notes and other material agreements.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under our revolving credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all revolving loans are fully drawn, each quarter point change in interest rates would result in an approximately $0.8 million change in annual interest expense on our indebtedness under our revolving credit facility. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

The notes are effectively subordinated to our and our subsidiary guarantors' indebtedness under the revolving credit facility and the Caterpillar equipment financing facility and any other secured indebtedness of our company to the extent of the value of the property securing that indebtedness.

        The notes are not be secured by any of our or our subsidiary guarantors' assets. As a result, the notes and the guarantees are effectively subordinated to our and our subsidiary guarantors' indebtedness under the revolving credit facility with respect to the assets that secure that indebtedness and to our indebtedness under the Caterpillar equipment financing facility with respect to the equipment that secures such indebtedness. As of June 30, 2011, we had $1.0 million in letters of credit outstanding under our revolving credit facility, resulting in total unused availability of approximately $299.0 million. As of June 30, 2011, we also had unused availability of $132.0 million under our Caterpillar equipment financing facility, and we may incur additional secured debt in the future. In addition, although we do not record it as indebtedness, we have $226.5 million in deferred revenue under our Gold Stream transaction and an entitlement to receive an additional $85.0 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under the agreement, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 25% of the payable gold produced from Mt. Milligan. The notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or the subsidiary guarantors, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under the revolving credit facility, the Caterpillar equipment financing facility and that other secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our or our subsidiary guarantors' bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes are structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the notes.

        The notes are guaranteed by each of our existing and subsequently acquired or organized subsidiaries that guarantee the revolving credit facility or that, in the future, guarantee our other indebtedness or indebtedness of another guarantor in an aggregate principal amount that exceeds $25.0 million. In the event of certain reorganizations permitted by our revolving credit facility and the indenture governing our notes, our new parent will be required to guarantee the notes to the extent it guarantees our revolving credit facility. Our subsidiaries that do not guarantee the notes will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary's creditors (including trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment.

        In addition, the indenture governing the notes, subject to some limitations, permits our restricted subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by our restricted subsidiaries.

        Some of our subsidiaries are unrestricted subsidiaries and are not be subject to the covenants of the indenture. On the date of this prospectus, these subsidiaries are Highlands Ranch, LLC, Howards Pass General Partner Corp., Howards Pass Metals Limited Partnership, Maze Lake General Partner Corp., Maze Lake Metals Limited Partnership and Thompson Creek UK Limited. Our Howard's Pass and Maze Lake properties are held by certain of these subsidiaries. The holders of the notes do not have the benefit of any cash generated by our Howard's Pass property or our Maze Lake property unless these subsidiaries distribute cash to our company or the subsidiary guarantors.

        For the year ended June 30, 2011, our non-guarantor subsidiaries represented 0.0% of our net revenues and 0.01% of our operating income. As of June 30, 2011, our non-guarantor subsidiaries represented 0.5% of our total assets and had $5.6 million of total liabilities, including debt and trade payables but excluding intercompany liabilities.

        In addition, our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

  •
  the designation of that subsidiary guarantor as an unrestricted subsidiary;

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  the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such subsidiary guarantor; or

  •
  the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

        If any subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See "Description of Notes—Note guarantees."

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under our revolving credit facility (and indirectly, therefore, under the Caterpillar equipment financing facility), a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the credit agreement and terminate their commitments to lend. The source of funds for any purchase of the notes and repayment of borrowings under our revolving credit facility would be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the credit agreement governing our revolving credit facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

        In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a "change of control" that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See "Description of Notes—Repurchase at the option of holders—Change of control."

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of our assets.

        The definition of change of control in the indenture that governs the notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

U.S. federal and state and Canadian fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.

        U.S. federal and state and Canadian fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, and under applicable Canadian law, the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

  •
  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

  •
  the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

  •
  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or the guarantor's ability to pay as they mature; or

  •
  we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any of our guarantors' other debt. In general, however, a court would deem an entity insolvent if:

  •
  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they became due.

        If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of ours or of the related guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries' other debt that could result in acceleration of that debt.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Canadian bankruptcy and insolvency laws may impair the trustee's ability to enforce remedies under the guarantee of guarantors organized under Canadian law.

        The rights of the trustee who represents the holders of the notes to enforce remedies could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to any guarantor organized under Canadian law. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and to file a proposal to be voted on by the various classes of its affected creditors. A restructuring proposal, if accepted by the requisite majorities of each affected class of creditors, and if approved by the relevant Canadian court, would be binding on all creditors within each affected class, including those creditors that did not vote to accept the proposal. Moreover, this legislation, in certain instances, permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument, during the period that the stay against proceedings remains in place.

        The powers of the court under the Bankruptcy and Insolvency Act (Canada), and particularly under the Companies' Creditors Arrangement Act (Canada), have been interpreted and exercised broadly so as to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether payments under the guarantees would be made during any proceedings in bankruptcy, insolvency or other restructuring, whether or when the trustee could exercise its rights under the indenture governing the notes or whether and to what extent holders of the notes would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the respective trustees.

There are significant restrictions on your ability to transfer or resell the original notes.

        The original notes were offered and sold pursuant to an exemption from registration under the Securities Act and applicable state securities laws. Therefore, you may transfer or resell the original notes in the United States only in a transaction registered under or exempt from the registration requirements of the Securities Act and applicable state securities laws, and you may be required to bear the risk of your investment for an indefinite period of time.

        Under the registration rights agreement, we have agreed to file this exchange offer registration statement with the SEC and to use our reasonable best efforts to cause the registration statement to become effective with respect to the exchange notes. The SEC, however, has broad discretion to declare any registration statement effective and may delay, defer or suspend the effectiveness of any registration statement for a variety of reasons. If issued under an effective registration statement, the exchange notes generally may be resold or otherwise transferred by each holder of the exchange notes with no need for further registration. However, the exchange notes will constitute a new issue of securities with no established trading market. An active trading market for the exchange notes may not develop, or, in the case of non-exchanging holders of the notes, the trading market for the notes following the exchange offer may not continue.

Your ability to transfer the notes may be limited by the absence of an active trading market and an active trading market may not develop for the notes.

        The original notes and the exchange notes are new issues of securities for which there is no established trading market. We do not intend to list the original notes or the exchange notes on any national securities exchange or include the notes or any exchange notes in any automated quotation system. The initial purchasers of the notes have advised us that they intend to make a market in the original notes and the exchange notes, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in the original notes or the exchange notes, and, if commenced, they may discontinue their market-making activities at any time without notice. In addition, market making activities may be limited during the exchange offer or while the effectiveness of a shelf registration statement is pending.

        Therefore, an active market for the original notes or the exchange notes may not develop or be maintained, which would adversely affect the market price and liquidity of the original notes or the exchange notes. In that case, the holders of the original notes or the exchange notes may not be able to sell their notes at a particular time or at a favorable price.

        Even if an active trading market for the original notes or the exchange notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the original notes or the exchange notes. The market, if any, for the original notes or the exchange notes may experience similar disruptions, and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your original notes or exchange notes. In addition, subsequent to their initial issuance, the original notes or the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

        Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. Any downgrade by either Standard & Poor's or Moody's would increase the interest rate on our revolving credit facility, decrease earnings and may result in higher borrowing costs.

        Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

PRIVATE PLACEMENT

        We issued $350 million in principal amount of the original notes on May 20, 2011 to the initial purchasers of those notes and received net proceeds of approximately $340.3 million, after deducting the discounts, commissions and estimated expenses payable by us. We issued the original notes to the initial purchasers in transactions exempt from or not subject to registration under the Securities Act. The initial purchasers then offered and resold the original notes to qualified institutional buyers in compliance with Rule 144A or non-U.S. persons in compliance with Regulation S under the Securities Act.

 THE EXCHANGE OFFER

Purpose of the exchange offer

        In connection with the sale of the original notes, we entered into a registration rights agreement with the initial purchasers of the original notes. In that agreement, we agreed to file a registration statement relating to an offer to exchange the original notes for the exchange notes. We are offering the exchange notes under this prospectus in an exchange offer for the original notes to satisfy our obligations under the registration rights agreement. We refer to our offer to exchange the exchange notes for the original notes as the "exchange offer."

Resale of exchange notes

        Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that each exchange note issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act if:

  •
  you are not our affiliate within the meaning of Rule 405 under the Securities Act;

  •
  you are acquiring such exchange notes in the ordinary course of your business;

  •
  you do not intend to participate in the distribution of exchange notes; and

  •
  you are not a broker-dealer and are not engaged in, and do not intend to engage in, the distribution of the exchange notes.

        If you tender your original notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you:

  •
  cannot rely on such interpretations of the SEC staff; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes.

        Unless an exemption from registration is otherwise available, the resale by any security holder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act containing the selling security holder's information required under the Securities Act. This prospectus may be used for an offer to resell, a resale or other retransfer of exchange notes only as specifically described in this prospectus. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where that broker-dealer acquired such original notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the exchange offer

        Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn prior to the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered under the exchange offer and accepted by us. Original notes may be tendered only in integral multiples of $1,000, subject to a $2,000 minimum, and untendered original notes may only be in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

        The terms of the exchange notes are identical in all material respects to those of the original notes, except the exchange notes will not be subject to transfer restrictions and holders of the exchange notes will have no registration rights. Also, the exchange notes will not include provisions contained in the original notes that required payment of liquidated damages in the event we failed to satisfy our registration obligations with respect to the original notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the original notes and, pursuant to the terms of that indenture, represent the same debt as the original notes.

        The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.

        As of the date of this prospectus, $350 million principal amount of original notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of the original notes. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the SEC rules and regulations. Original notes that are not tendered for exchange in the exchange offer:

  •
  will remain outstanding,

  •
  will continue to accrue interest, and,

  •
  will be entitled to the rights and benefits that holders have under the indenture relating to the notes and, under limited circumstances, the registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. We will issue the exchange notes promptly after the expiration of the exchange offer.

        If you tender original notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "—Fees and expenses" for more details about fees and expenses incurred in the exchange offer.

        We will return any original notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration date

        The exchange offer will expire at 5:00 p.m., New York City time, on December 6, 2011, unless in our sole discretion we extend the offer.

Extensions, delay in acceptance, termination or amendment

        We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any original notes by giving oral or written notice of the extension to their holders. During any such extensions, all original notes you have previously tendered will remain subject to the exchange offer for that series, and we may accept them for exchange.

        To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the exchange offer" have not been satisfied with respect to the exchange offer, we reserve the right, at our sole discretion:

  •
  to extend the exchange offer,

  •
  to delay accepting for exchange any original notes, or

  •
  to terminate the exchange offer.

        We will give oral or written notice of such extension, delay or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such extension, delay in acceptance, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of the original notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the original notes. Depending on the significance of the amendment and the manner of disclosure to the registered holders, we may extend, pursuant to the terms of the registration rights agreement and the requirements of federal securities law, the exchange offer if the exchange offer would otherwise expire during such period.

        Without limiting the manner in which we may choose to make public announcements of any extension, delay in acceptance, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the exchange offer

        Notwithstanding any other provision of the exchange offer and subject to the terms of the registration rights agreement, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer, if at any time before the expiration date of the exchange offer there is a question as to whether the exchange offer is permitted by applicable law.

        In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us:

  •
  the representations described under "—Procedures for tendering" and "Plan of Distribution," and

  •
  such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the exchange notes under the Securities Act.

        We expressly reserve the right to amend or terminate the exchange offer notwithstanding the satisfaction of the foregoing, and to reject for exchange any original notes upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, non-acceptance, termination or amendment to the holders of the original notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times at our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date of the exchange offer.

        In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for tendering

How to Tender Generally

        Only a holder of the original notes as determined by our records or those of the indenture trustee or DTC may tender original notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender or (2) comply with the automated tender offer program procedures of DTC, described below.

To complete a physical tender, a holder must:

  •
  complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal,

  •
  have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires,

  •
  mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date, and

  •
  deliver the original notes to the exchange agent prior to the expiration date or comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under "Prospectus Summary—The exchange agent" prior to the expiration date.

        To complete a tender through DTC's automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such original notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message.

        The tender by a holder that is not withdrawn prior to the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR ORIGINAL NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How to Tender if You Are a Beneficial Owner

        If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either:

  •
  make appropriate arrangements to register ownership of the original notes in your name, or

  •
  obtain a properly completed bond power from the registered holder of your original notes.

        The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures and signature guarantees

        You must have signatures on a letter of transmittal or a notice of withdrawal described below under "—Withdrawal of tenders" guaranteed by an eligible institution unless the original notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an eligible institution.

        An "eligible institution" is a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

When endorsements or bond powers are needed

        If a person other than the registered holder of any original notes signs the letter of transmittal, the original notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the original notes. An eligible institution must guarantee that signature.

        If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering through DTC's automated tender offer program

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the original notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

        An agent's message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

  •
  DTC has received an express acknowledgment from a participant in DTC's automated tender offer program that is tendering original notes that are the subject of such book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  we may enforce the agreement against such participant.

Determinations under the exchange offer

        We will determine at our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered original notes and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, might be unlawful. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When we will issue exchange notes

        In all cases, we will issue exchange notes for original notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

  •
  original notes or a timely book-entry confirmation of transfer of such original notes into the exchange agent's account at DTC, and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

Return of original notes not accepted or exchanged

        If we do not accept any tendered original notes for exchange for any reason described in the terms and conditions of the exchange offer or if original notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged original notes without expense to their tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described below, such non-exchanged original notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your representations to us

        By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  you are acquiring the exchange notes in the ordinary course of your business;

  •
  you are not engaged in, and do not intend to engage in, and you have no arrangement or understanding with any person to participate in, the distribution of the original notes or the exchange notes within the meaning of the Securities Act;

  •
  you are not our affiliate, as defined in Rule 405 under the Securities Act;

  •
  if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

  •
  if you are a broker-dealer or you are using the exchange offer to participate in the distribution of exchange notes, you agree and acknowledge that you could not under Commission policy, rely on certain no-action letters, and you must comply with the registration and prospectus delivery requirements in connection with a secondary resale transaction.

Book-entry transfer

        The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your original notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures described below.

Guaranteed delivery procedures

        If you wish to tender your original notes but they are not immediately available or if you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent, or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

  •
  the tender is made through a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

  •
  stating your name and address, the registered number(s) of your original notes and the principal amount of original notes tendered;

  •
  stating that the tender is being made thereby; and

  •
  guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent's message in lieu thereof, together with the original notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent's message, as well as all tendered original notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

        Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your original notes according to the guaranteed delivery procedures described above.

Withdrawal of tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under "Prospectus Summary—The exchange agent;" and

  •
  the withdrawing holder must comply with the appropriate procedures of DTC's automated tender offer program.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the original notes to be withdrawn;

  •
  identify the original notes to be withdrawn, including the registration number or numbers and the principal amount of such original notes;

  •
  be signed by the person who tendered the original notes in the same manner as the original signature on the letter of transmittal used to deposit those original notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender; and

  •
  specify the name in which such original notes are to be registered, if different from that of the person who tendered the original notes.

        If original notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any original notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any original notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such original notes will be credited to an account maintained with DTC for the original notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn original notes by following one of the procedures described under "The Exchange Offer—Procedures for tendering" at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Fees and expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders for exchange.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  SEC registration fees for the exchange notes;

  •
  fees and expenses of the exchange agent and the trustee;

  •
  accounting and legal fees;

  •
  printing costs; and

  •
  related fees and expenses.

Transfer taxes

        If you tender your original notes for exchange, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the exchange of original notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing exchange notes or original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered;

  •
  tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of original notes for exchange notes in the exchange offer.

        If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of exchange notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

Accounting treatment

        We will record the exchange notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of failure to exchange

        If you do not exchange your original notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the original notes. In general, you may not offer or sell the original notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state or other securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. We have no obligation to re-offer to exchange the exchange notes for original notes following the expiration of the exchange offer.

        The tender of original notes in the exchange offer will reduce the outstanding principal amount of the original notes. Due to the corresponding reduction in liquidity, this may have an adverse effect on, and increase the volatility of, the market price of any original notes that you continue to hold.

Other

        Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take. In the future, we may at our discretion seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered original notes, except as required by the registration rights agreement.

 USE OF PROCEEDS

        We are making the exchange offer to satisfy our obligations under the original notes, the indenture and the registration rights agreement. We will not receive any cash proceeds from the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of original notes. Any original notes that are properly tendered and accepted in the exchange offer will be canceled.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed changes, earnings consist of income (loss) before income and mining taxes, as adjusted to include fixed charges. Fixed charges consists of interest expenses (including amounts capitalized), amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

	Six months ended June 30, 2011
		For the Fiscal Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of earnings to fixed charges(1)	58.3x	134.9x	N/A	20.6x	5.8x	N/A

(1)
N/A represents a coverage ratio of less than 1.

        For the fiscal years ended December 31, 2009 and 2006, earnings were inadequate to cover the fixed charges by US$54.0 million and US$28.7 million respectively.

        Included in earnings for the year ended December 31, 2009, was a non-cash charge related to the change in fair value of our warrants of US$93.4 million. This charge was the result of our adopting new accounting rules that were not effective until January 1, 2009.

        The earnings for the year ended December 31, 2008 included a charge of US$68.2 million related to the write-down of goodwill.

        We had no first preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and first preferred stock dividends is the same as the ratio of earnings to fixed charges.

 CAPITALIZATION

        The following table sets forth our unaudited consolidated capitalization as of June 30, 2011.

        You should read this table along with our consolidated financial statements and related notes and the other financial information incorporated by reference in this prospectus.

(US dollars in millions)	As of June 30, 2011
(unaudited)
Cash and cash equivalents	$560.4

Long-term debt, including current maturities(1):
Revolving credit facility(2)	$—
Caterpillar equipment financing facility(3)	—
Equipment loans	18.6
Original notes	350.0
Other debt	0.6

Total debt	369.2
Total shareholders' equity	1,748.1

Total capitalization	$2,117.3

(1)
Although we do not record it as indebtedness, we also have $226.5 million in outstanding deferred revenues under our Gold Stream transaction described in "Item 7. and 7A. Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosure About Market Risk—Liquidity and Capital Resources—Financing Activities" in our Annual Report on Form 10-K for the year ended December 31, 2010 and an entitlement to receive an additional $85.0 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under the agreement, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 25% of the payable gold produced from Mt. Milligan. The notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets.

(2)
As of June 30, 2011, we had available borrowings of $299.0 million under our revolving credit facility (after giving effect to $1.0 million of outstanding letters of credit), all of which would be secured if borrowed. See "Description of other indebtedness—Revolving credit facility" for a description of that facility.

(3)
As of June 30, 2011, we had available borrowings of $132.0 million under our Caterpillar equipment financing facility, all of which would be secured if borrowed by the equipment financed with those borrowings. See "Description of other indebtedness—Caterpillar equipment financing facility" for a description of that facility.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data as of and for the years ended December 31, 2008, 2009 and 2010 have been derived from our audited consolidated financial statements prepared in accordance with US GAAP, which other than our audited consolidated balance sheet as of December 31, 2008, are incorporated by reference in this prospectus. The selected consolidated financial data as of and for the years ended December 31, 2006 and 2007 have been derived from our audited consolidated financial statements prepared in accordance with US GAAP and are not incorporated by reference in this prospectus.

        The selected consolidated financial data as of June 30, 2011 and for the six months ended June 30, 2010 and 2011 have been derived from our unaudited consolidated financial statements prepared in accordance with US GAAP incorporated by reference in this prospectus, which in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods.

        Our results for the six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the entire year. Historical results are not necessarily indicative of results that may be expected for any future period. You should read this summary financial data together with "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and our audited and unaudited consolidated financial statements incorporated by reference in this prospectus, including the accompanying notes.

	Six months ended
			Year ended December 31,
	June 30, 2011	June 30, 2010
(US dollars in millions)			2010	2009	2008	2007		2006(a)
Statement of operations data:
Revenue:
Molybdenum sales	$388.6	$269.5	$578.6	$361.9	$992.2		$891.1		$147.7
Tolling, calcining and other	9.0	6.7	16.2	11.5	19.2		23.3		3.1

	397.6	276.2	594.8	373.4	1,011.4		914.4		150.8

Costs and expenses:
Cost of sales:
Operating expenses	189.7	150.1	315.5	241.3	557.4		588.8		147.3
Depreciation, depletion and amortization	36.0	22.9	49.9	43.4	40.0		48.2		4.7

Total cost of sales	225.7	173.0	365.4	284.7	597.4		637.0		152.0
Selling and marketing	4.9	3.3	7.7	6.2	10.1		9.0		1.2
Accretion expense	0.9	0.8	1.5	1.4	1.7		1.7		0.1
General and administrative	14.3	13.1	23.5	25.1	37.9		25.1		13.8
Acquisition costs	—	1.1	12.9	—	—		—		—
Exploration	6.8	3.5	9.4	6.3	8.0		4.6		8.6

Total costs and expenses	252.6	194.8	420.4	323.7	655.1		677.4		175.7

Operating income	145.0	81.4	174.4	49.7	356.3		237.0		(24.9)
Other (income) expenses	(127.3)	(52.2)	40.5	103.7	58.9		35.7		3.8
Income and mining taxes (benefit)	26.6	6.0	20.2	2.0	124.3		61.7		(7.6)

Net (loss) income	$245.7	$127.6	$113.7	$(56.0)	$173.1		$139.6		$(21.1)

Adjusted non-GAAP Measure:(b)
Adjusted Net Income(b)	$119.3	$77.3	$163.3	$37.4	$241.3	$	n/a	$	n/a
Other financial data:
Cash generated by operating activities	$130.2	$66.8	$157.4	$105.9	$389.0		$148.4		$75.4
Capital expenditures	$248.1	$90.5	$213.7	$66.1	$101.3		$14.7		$4.5
Balance sheet data:
Cash and cash equivalents	$560.4	$215.6	$316.0	$158.5	$258.0		$113.7		$98.1
Short-term investments	$—	$267.2	$—	$353.0	$—		$—		$—
Total assets	$2,907.4	$1,432.7	$2,317.7	$1,344.6	$1,046.4		$1,083.0		$899.9
Total debt	$369.2	$10.5	$22.0	$12.9	$17.3		$237.4		$397.8
Total liabilities	$1,159.3	$321.7	$887.8	$359.2	$255.8		$612.0		$675.7
Shareholders' equity	$1,748.1	$1,111.0	$1,429.9	$985.4	$790.6		$471.0		$224.2

(a)
The 2006 period is from inception (October 26, 2006) through December 31, 2006.

(b)
For more information about Adjusted Net Income, including a reconciliation of Adjusted Net Income to our net income, see note 1 to the tables set forth under "Summary financial data."

DESCRIPTION OF OTHER INDEBTEDNESS

        As of June 30, 2011, our total debt was approximately $369.2 million, and we had unused commitments of $299.0 million under our revolving credit facility (after giving effect to $1.0 million of outstanding letters of credit), and unused commitments of $132.0 million under the Caterpillar equipment financing facility. Although we do not record it as indebtedness, we also have $226.5 million in deferred revenue under our Gold Stream transaction described in "Item 7. and 7A. Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosure About Market Risk—Liquidity and Capital Resources—Financing Activities" in our Annual Report on Form 10-K for the year ended December 31, 2010 and note 11 to our audited consolidated financial statements for the year ended December 31, 2010 and an entitlement to receive an additional $85.0 million of deposits in respect of the Gold Stream transaction that are available to us over the Mt. Milligan construction period. Until the deposits received in the Gold Stream transaction have been fully offset against the counterparty's purchases of gold under the agreement, the deposits will be secured by our Mt. Milligan assets. After the deposits have been fully offset, the counterparty will continue to have a security interest in 25% of the payable gold produced from Mt. Milligan. The notes would effectively be subordinated to our obligations under the Gold Stream transaction to the extent of the value of those assets.

Revolving credit facility

        During the fourth quarter of 2010, we entered into a senior secured revolving credit agreement, the key terms of which are described below. Such description is not complete and is qualified in its entirety by reference to the complete text of the underlying credit agreement and guarantee and collateral agreements. The credit agreement provides for the four-year revolving credit facility in the original amount of $290.0 million and permits us to increase the size of the revolving credit facility to $300.0 million at any time. We amended our revolving credit facility in February 2011 to increase the amount of total commitments thereunder to $300.0 million. Up to $100.0 million of the revolving credit facility is available for letters of credit, and up to $30.0 million is available for swingline loans.

        The revolving credit facility will be available for borrowings by us in U.S. dollars and Canadian dollars. The revolving credit facility will terminate and all amounts outstanding will be due and payable on December 10, 2014. We can prepay amounts outstanding under the revolving credit facility at any time, and the revolving credit facility can be voluntarily terminated at any time prior to the December 10, 2014 maturity date without premium or penalty. We are required to pay interest on the amounts borrowed under the revolving credit facility at either the ABR (as defined in the revolving credit facility) or the Eurodollar Rate (as defined in the revolving credit facility), in the case of US dollar denominated loans, and at either the Canadian Prime Rate (as defined in the revolving credit facility) or the CDOR Rate (as defined in the revolving credit facility), in the case of Canadian dollar denominated loans, in each case, plus an applicable margin. We are also required to pay a commitment fee on the actual daily unused amount of commitments under the revolving credit facility. The interest rates and commitment fees are determinable based on our consolidated leverage ratio, as defined in the revolving credit facility. Borrowings under the revolving credit facility will be used for general corporate purposes, including capital expenditures relating to the mill expansion project at the Endako Mine and the Mt. Milligan project. The revolving credit facility includes both standard financial and non-financial covenants, including ratio tests for leverage and interest coverage.

        As of June 30, 2011, we had no outstanding borrowings under the revolving credit facility and had issued and outstanding $1.0 million in letters of credit. Interest and commitment and finance fees expense for the six months ended June 30, 2011 related to the revolving credit facility was $2.2 million. As of the date of this prospectus, we were in compliance with all our covenants under our revolving credit facility.

        Concurrently with the closing of the original note offering we entered into the Credit Facility Amendment. The Credit Facility Amendment provides for certain changes to the negative covenants in our revolving credit facility to permit the issuance of the notes as well as giving us more flexibility to issue additional debt and make investments and capital expenditures. The Credit Facility Amendment changes the minimum consolidated liquidity test from a covenant that is required to be satisfied at the end of each fiscal quarter to a condition that is only required to be satisfied in the event that we make additional borrowings or issue additional letters of credit under our revolving credit facility. The Credit Facility Amendment also modifies the leverage ratio thresholds that are used to determine the interest rate applicable to borrowings under the revolving credit facility. As a result of these modifications, our borrowing cost under the revolving credit facility did not increase as a result of the issuance of the original notes.

Security and collateral

        Subject to certain exceptions, our obligations under the revolving credit facility are unconditionally and irrevocably guaranteed jointly and severally by all of our material current and future wholly-owned subsidiaries. Our obligations under the revolving credit facility, and the guarantees of those obligations (as well as cash management and hedging obligations), are secured by substantially all of our assets and substantially all of the assets of our material current and future subsidiaries, including but not limited to:

  •
  all of our capital stock and the capital stock of each of our existing and future direct and indirect subsidiaries; and

  •
  substantially all of our material existing and future subsidiaries' tangible and intangible assets

Covenants

        Our revolving credit facility imposes restrictions on us, including limitations on our ability to incur additional debt, enter into capital leases, grant liens, pay dividends and make certain other payments, sell assets, or merge or consolidate with or into another entity. In addition, our revolving credit facility limits our ability to enter into sale-and-leaseback transactions. Our revolving credit facility also requires that we meet and maintain the following financial ratios:

	Consolidated leverage ratio	Consolidated interest coverage ratio
Requirement	≤3:00:1:00	≥3:00:1:00
Actual as of June 30, 2011	1.13:1.00	130.27:1.00

        Some of our debt agreements contain cross-default provisions so that non-compliance with the covenants within one debt agreement could cause a default under other debt agreements as well. Our ability to comply with these covenants and to meet and maintain the financial ratios may be affected by events beyond our control. Borrowings under our revolving credit facility are subject to compliance with these covenants. As of June 30, 2011, we were in compliance with these covenants.

Caterpillar equipment financing

        On March 30, 2011, we entered into the Master Agreement with Caterpillar. The Master Agreement provides for up to $132 million in equipment financings (the "Facility") comprised of three separate tranches of $20 million, $50 million and $62 million. The $20 million tranche is available immediately, and the $50 million and $62 million tranches are available upon the satisfaction of certain conditions specified in the Master Agreement.

        We entered into the Master Agreement to finance our purchase of mobile mining equipment from Finning (Canada) and Bucyrus Canada Limited for use at our Mt. Milligan copper-gold mine currently under construction in British Columbia, Canada. Pursuant to the Master Agreement and agreements entered into in connection therewith, we may draw down on the Facility as the equipment is delivered to Mt. Milligan and use the proceeds from each draw down to purchase the equipment directly from the applicable vendors. Caterpillar will then purchase such equipment from us and simultaneously lease such equipment back to us.

        Each borrowing under the Facility will be for a term of 60 months. We will pay interest on the amounts borrowed under the Facility at either floating or fixed rates, at our option, calculated as set forth in the Master Agreement. Our ability to request advances under the Facility will terminate 33 months following its effective date (or such later date as may be agreed upon by Caterpillar) and any unused commitments under the Facility will then terminate and no longer be available to us. At the end of each 60-month lease period, we will have the option to purchase the underlying equipment for a nominal sum.

        The Master Agreement contains customary representations and warranties for the benefit of Caterpillar. The Master Agreement also contains various affirmative and negative covenants and customary events of default. Under the terms of the Master Agreement, during the term of the Facility, we are required to be in compliance with the consolidated leverage ratio and consolidated interest coverage ratio financial covenants included in our outstanding revolving credit facility that we entered into with certain lenders on December 10, 2010. In addition, as a condition to any drawdown of the Facility, we must be in compliance with the consolidated liquidity financial covenant included in the revolving credit facility.

Equipment loans

        As of June 30, 2011, we had $18.6 million of equipment financing outstanding, secured by mobile mining equipment we purchased in 2008 and 2010. These loans bear interest at rates from 3.6% to 5.9%.

 DESCRIPTION OF NOTES

        The original notes were, and the exchange notes will be, issued under the indenture (the "Indenture"), dated as of May 20, 2011, among Thompson Creek Metals Company Inc. (referred to in this description as the "Company"), as issuer, certain subsidiaries of Thompson Creek Metals Company Inc., as guarantors (the "Guarantors"), and Wells Fargo Bank, National Association, as trustee (the "Trustee").

        The following is a summary of the terms of the exchange notes. The form and terms of the exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes.

        Prior to September 21, 2011, the original notes are subject to "hold period" resale restrictions under Canadian securities laws. During such statutory hold period the original notes and any securities issuable upon conversion, exchange or exercise of the original notes may not be resold in any jurisdiction in Canada except pursuant to a statutory exemption or discretionary ruling issued by applicable securities regulatory authorities. This statutory hold period will expire before the exchange notes are issued.

        When we refer to a "note" or the "notes" in this prospectus, we are referring collectively to the original notes and the exchange notes, unless the context otherwise requires.

        The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture is unlimited in aggregate principal amount, although the issuance of notes in this offering will be limited to $350 million. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the notes other than the issue date, the issue price and the first interest payment date (the "Additional Notes"). We will only be permitted to issue such Additional Notes if, at the time of such issuance, we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the notes that we are currently offering and will vote on all matters with the notes.

        This description of notes is intended to be a useful overview of the material provisions of the notes and the Indenture. Since this description of notes is only a summary, it does not contain all of the details found in the full text of, and is qualified in its entirety by the provisions of, the notes and the Indenture. You should refer to the Indenture for a complete description of the obligations of the Company, the Guarantors and your rights. The Company will make a copy of the Indenture available to the Holders and to prospective investors upon request.

        You will find the definitions of capitalized terms used in this description under the heading "—Certain definitions." For purposes of this description, references to "the Company," "we," "our" and "us" refer only to Thompson Creek Metals Company Inc. and not to its subsidiaries. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture.

General

        The Notes:

  •
  will be general unsecured, senior obligations of the Company;

  •
  will be limited to an aggregate principal amount of $350 million, subject to our ability to issue Additional Notes;

  •
  mature on June 1, 2018;

  •
  will be unconditionally Guaranteed on a senior basis by each Restricted Subsidiary that guarantees Obligations under the Senior Credit Facility or other Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount in excess of $25.0 million, and by New Parent, following the consummation of a Permitted Reorganization, to the extent such New Parent guarantees Obligations under the Senior Credit Facility. On the Issue Date, each of the Company's Subsidiaries, other than its Subsidiaries that do not guarantee the Senior Credit Facility, will be a Guarantor. See "—Note guarantees";

  •
  will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  •
  will rank equally in right of payment with any existing and future senior Indebtedness of the Company;

  •
  will be effectively subordinated to all Secured Indebtedness of the Company (including Obligations under the Senior Credit Facility) to the extent of the value of the pledged assets;

  •
  will be senior in right of payment to any future Subordinated Obligations of the Company;

  •
  will be structurally subordinated to all liabilities of any Non-Guarantor Restricted Subsidiary; and

  •
  will be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form. See "Book-entry, settlement and clearance."

        Interest on the Notes will:

  •
  accrue at the rate of 7.375% per annum;

  •
  accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

  •
  be payable in cash semi-annually in arrears on June 1 and December 1, commencing on December 1, 2011;

  •
  be payable to the Holders of record at the close of business on the May 15 and November 15 immediately preceding the related interest payment dates; and

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months.

        We also will pay Additional Interest to Holders if we fail to complete the Exchange Offer described in the Registration Rights Agreement within 270 days after the issuance of the Notes or if certain other conditions contained in the Registration Rights Agreement are not satisfied. See "Exchange offer; registration rights."

Payments on the notes; paying agent and registrar

        We, or our Paying Agent, will pay, or cause to be paid, principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company. We have initially designated the corporate trust office of the Trustee to act as our paying agent (the "Paying Agent") and registrar (the "Registrar"). We may, however, change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

        We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such global Note.

Transfer and exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before the day that a notice of redemption of Notes to be redeemed is sent.

        The registered Holder of a Note will be treated as the owner of it for all purposes.

Optional redemption

        Except as described below and under "—Tax redemption," the Notes are not redeemable until June 1, 2014. On and after June 1, 2014, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), if redeemed during the twelve-month period beginning on June 1 of each of the years indicated below:

Year	Percentage
2014	105.531%
2015	103.688%
2016	101.844%
2017 and thereafter	100.000%

        Prior to June 1, 2014, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 107.375% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date); provided that

        (1)   at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

        (2)   such redemption occurs within 90 days after the closing of such Equity Offering.

        If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

        In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate and in accordance with DTC procedures, although no Note of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

        In addition, at any time prior to June 1, 2014, the Company may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice mailed to each Holder or otherwise in accordance with the procedures of the depositary at a redemption price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date).

        Any redemption notice may, at the Company's discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.

Mandatory redemption; open market purchases

        The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under the caption "—Repurchase at the option of holders."

        The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Tax redemption

        The Company may redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), upon the giving of a notice as described below, if the Company determines that as a result of any change in, repeal of or amendment to any laws (or any regulations or rulings promulgated thereunder) of Canada or of any official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the Issue Date, the Company has or will become obligated to pay, on the next succeeding payment date, Additional Amounts (as defined below under "—Payment of Additional Amounts") with respect to the Notes, and the Company determines that such obligation cannot be avoided by the use of reasonable measures available to it.

        In the event that the Company elects to redeem the Notes pursuant to the provisions set forth in the preceding paragraph, the Company will deliver to the Trustee an Officers' Certificate stating that it is entitled to redeem the Notes pursuant to their terms, together with an Opinion of Counsel in Canada to the effect that there has been such change or amendment which would entitle the Company to redeem the Notes pursuant to the Indenture.

        Notice of intention to redeem the Notes will be given in writing not less than 30 days nor more than 60 days prior to the redemption date and will specify the redemption date. No such notice may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts in respect of the Notes.

Ranking

        The Notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future Indebtedness of the Company that is not so subordinated, will be effectively subordinated to all of our Secured Indebtedness (to the extent of the value of the assets securing such Indebtedness) and will be structurally subordinated to the liabilities of our Non-Guarantor Restricted Subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Credit Facility or other senior Secured Indebtedness, the assets of the Company and the Guarantors that secure such senior Secured Indebtedness will be available to pay obligations on the Notes and the Note Guarantees only after all Indebtedness under such Senior Credit Facility and other senior Secured Indebtedness and certain Hedging Obligations and banking services and cash management obligations has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Note Guarantees then outstanding.

        As of June 30, 2011:

  •
  outstanding Indebtedness of the Company and the Subsidiary Guarantors was $369.2 million, $20.5 million of which would have been secured, and the Company had additional commitments of $299.0 million under the Senior Credit Facility available to it (after giving effect to $1.0 million of outstanding letters of credit), all of which would be secured;

  •
  the Company had no Subordinated Obligations; and

  •
  the Non-Guarantor Restricted Subsidiaries had $5.6 million of liabilities (excluding intercompany liabilities).

        Although the Indenture will limit the amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur, such Indebtedness may be substantial and a significant portion of such Indebtedness may be Secured Indebtedness or structurally senior to the Notes.

Note guarantees

        Each Restricted Subsidiary that guarantees Obligations under the Senior Credit Facility will initially Guarantee the Notes. The Guarantors will, jointly and severally, irrevocably and unconditionally guarantee, on a senior unsecured basis, the Company's obligations under the Notes and all obligations under the Indenture. Such Guarantors will, jointly and severally, agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantees.

        Each of the Note Guarantees:

  •
  will be a general unsecured, senior obligation of each Guarantor;

  •
  will rank equally in right of payment with any existing and future senior Indebtedness of each such entity, without giving effect to collateral arrangements;

  •
  will be effectively subordinated to all Secured Indebtedness of a Guarantor (including the Guarantee of the Senior Credit Facility) to the extent of the value of the pledged assets;

  •
  will be senior in right of payment to any future Guarantor Subordinated Obligations of the Guarantors; and

  •
  will be structurally subordinated to all liabilities of any Non-Guarantor Restricted Subsidiary.

        As of June 30, 2011, the Subsidiary Guarantors did not have material Indebtedness, other than their Guarantees under the Senior Credit Facility and their Note Guarantees.

        Although the Indenture will limit the amount of Indebtedness that Restricted Subsidiaries may Incur, such Indebtedness may be substantial.

        For the twelve months ended June 30, 2011, the Non-Guarantor Restricted Subsidiaries and the Unrestricted Subsidiaries collectively represented 0.0% of revenues and 0.01% of operating income on a consolidated basis. As of June 30, 2011, the Non-Guarantor Restricted Subsidiaries and the Unrestricted Subsidiaries collectively represented 0.5% of total assets and had $5.6 million of total liabilities on a consolidated basis, including debt and trade payables but excluding intercompany liabilities, all of which would be structurally senior to the Notes.

        Any entity that makes a payment under its Note Guarantee will be entitled upon payment in full of all Obligations that are Guaranteed under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

        The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. If a Note Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such Indebtedness, a Guarantor's liability on its Note Guarantee could be reduced to zero. See "Risk Factors—Risks related to the notes—U.S. federal and state and Canadian fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes."

        The Indenture will provide that each Note Guarantee by a Guarantor will be automatically and unconditionally released and discharged upon:

          (1)   (a)    in the case of a Subsidiary Guarantor, any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, amalgamation, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the applicable provisions of the Indenture, including "—Repurchase at the option of holders—Asset sales" (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and the first paragraph under "—Certain covenants—Merger and consolidation"; provided that (x) all the obligations of such Subsidiary Guarantor under all other Indebtedness of the Company and its Restricted Subsidiaries terminate upon consummation of such transaction and (y) any Investment of the Company or any other Subsidiary of the Company (other than any Subsidiary of such Subsidiary Guarantor) in such Subsidiary Guarantor or any Subsidiary of such Subsidiary Guarantor in the form of an Obligation or Preferred Stock is repaid, satisfied, released and discharged in full upon such release;

            (b)    the release or discharge of such Guarantor from its Guarantee of Indebtedness of the Company and Restricted Subsidiaries under the Senior Credit Facility (including, by reason of the termination of the Senior Credit Facility) and all other Indebtedness of the Company and the Subsidiary Guarantors in excess of $25.0 million in aggregate principal amount, including, in the case of a Subsidiary Guarantor, the Guarantee that resulted in the obligation of such Subsidiary Guarantor to Guarantee the Notes, if such Subsidiary Guarantor would not then otherwise be required to Guarantee the Notes pursuant to the Indenture (and treating any Note Guarantees of such Subsidiary Guarantor that remain outstanding as Incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such Note Guarantee; provided that if such Person has Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under the covenant "—Certain covenants—Limitation on indebtedness," such Subsidiary Guarantor's obligations under such Indebtedness, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under "—Certain covenants—Limitation on indebtedness";

            (c)    the proper designation of any Subsidiary Guarantor as an Unrestricted Subsidiary; or

            (d)    the Company's exercise of its legal defeasance option or, except in the case of a Note Guarantee of any direct or indirect parent of the Company, covenant defeasance option as described under "—Defeasance" or the discharge of the Company's obligations under the Indenture in accordance with the terms of the Indenture; and

          (2)   such Guarantor delivering to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction and/or release have been complied with.

        In the event that any released Subsidiary Guarantor thereafter guarantees Indebtedness under the Senior Credit Facility or guarantees any other debt of the Company or the Subsidiary Guarantors in excess of $25.0 million in aggregate principal amount, such former Subsidiary Guarantor will again provide a Note Guarantee. See "Certain covenants—Future guarantors."

Repurchase at the option of holders

Change of control

        If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under "—Optional redemption," the Company will make an offer to purchase all of the Notes (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment") (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to the date of purchase).

        Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under "—Optional redemption" or "—Tax redemption," the Company will mail a notice of such Change of Control Offer to each Holder or otherwise give notice in accordance with the applicable procedures of DTC, with a copy to the Trustee, stating:

          (1)   that a Change of Control Offer is being made and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on an interest payment date);

          (2)   the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

          (3)   the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment all Notes or portions of Notes (of $2,000 or larger integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

          (3)   deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this covenant.

        The Paying Agent will promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        Prior to making a Change of Control Payment, and as a condition to such payment (1) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (2) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a Change of Control Payment or the Company will offer to repay all such Indebtedness, make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default arising under the relevant indenture or other agreement from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a default of the Change of Control provisions of the Indenture if the Company fails to comply with such covenant. A default under the Indenture may result in a cross-default under the Senior Credit Facility.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

        The Change of Control provisions described above may deter certain mergers, amalgamations, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the Notes as described above. Certain provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist any Asset Disposition unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

          (2)   at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

          (3)   an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, as follows:

            (a)   to permanently reduce (and permanently reduce commitments with respect thereto): (x) Secured Indebtedness under the Senior Credit Facility and (y) Secured Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Secured Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

            (b)   to permanently reduce obligations under other Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Company or an Affiliate of the Company; provided that the Company shall equally and ratably reduce Obligations under the Notes as provided under "—Optional redemption," through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest on the amount of Notes that would otherwise be prepaid;

            (c)   to invest in Additional Assets; or

            (d)   a combination of prepayments and investments permitted by the foregoing clauses (a) through (c);

provided that pending the final application of any such Net Available Cash in accordance with clause (a), (b), (c) or (d) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness (including under a revolving Debt Facility) or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture; provided, further, that in the case of clause (c), a binding commitment to invest in Additional Assets shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds.

        For the purposes of clause (2) above and for no other purpose, the following will be deemed to be cash:

          (1)   any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Note Guarantees) that are assumed by the transferee of any such assets and from which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing;

          (2)   any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition;

          (3)   any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of $50.0 million and 2.0% of Total Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

        Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all Holders and, to the extent required by the terms of outstanding Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date), in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in denominations of $2,000 and larger integral multiples of $1,000 in excess thereof. The Company shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the procedures of DTC) the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company will select the Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis, if applicable) required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

        If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Asset Disposition Purchase Date will be paid to the Person in whose name a Note is registered at the close of business on such record date.

        On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so tendered, in the case of the Notes in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Company will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. In addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Paying Agent or the Company, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail or deliver to each tendering Holder or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an authentication order from the Company, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in the Indenture to the contrary, no Opinion of Counsel or Officers' Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

        The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Certain covenants

Effectiveness of covenants

        Following the first day:

          (a)   the Notes have an Investment Grade Rating from both of the Rating Agencies; and

          (b)   no Default has occurred and is continuing under the Indenture,

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the headings below:

  •
  "—Repurchase at the option of holders—Asset sales,"

  •
  "—Limitation on indebtedness,"

  •
  "—Limitation on restricted payments,"

  •
  "—Limitation on restrictions on distributions from restricted subsidiaries,"

  •
  "—Limitation on affiliate transactions,"

  •
  Clause (4) of the first paragraph of "—Merger and consolidation" and

  •
  "—Future guarantors,"

(collectively, the "Suspended Covenants"). If at any time the Notes' credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the "Reinstatement Date") and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the "Suspension Period."

        On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of "—Limitation on indebtedness" or one of the clauses set forth in the second paragraph of "—Limitation on indebtedness" (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of "—Limitation on indebtedness," such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (3) of the second paragraph of "—Limitation on indebtedness." Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under "—Limitation on restricted payments" will be made as though the covenant described under "—Limitation on restricted payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on restricted payments."

        During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company's Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

        The Company will provide the Trustee with written notice of any suspension of the Suspended Covenants or the subsequent reinstatement of such Suspended Covenants.

Limitation on indebtedness

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof and after giving effect thereto on a pro forma basis:

          (1)   the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

          (2)   no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or entering into the transactions relating to such Incurrence.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

          (1)   Indebtedness of the Company or any Subsidiary Guarantor Incurred under a Debt Facility and the issuance and creation of letters of credit and bankers' acceptances thereunder (with undrawn trade letters of credit and reimbursement obligations relating to trade letters of credit satisfied within 30 days being excluded, and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate amount up to the greater of (A) $400.0 million less the aggregate principal amount of all principal repayments with the proceeds from Asset Dispositions made pursuant to clause 3(a) of the first paragraph of "—Repurchase at the option of holders—Asset sales" in satisfaction of the requirements of such covenant and (B) the product of (x) 1.5 and (y) Consolidated EBITDA for the most recent four consecutive fiscal quarters ending prior to the date on which such Indebtedness is Incurred pursuant to this clause (1) for which financial statements prepared on a consolidated basis in accordance with GAAP are available (calculated in the same manner as for purposes of the definition of "Consolidated Coverage Ratio");

          (2)   Indebtedness represented by the Notes (including any Note Guarantee) (other than any Additional Notes) and any Exchange Notes (including any Guarantee thereof);

          (3)   Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (4), (5), (7), (9), (10), (11) and (12) of this paragraph);

          (4)   Guarantees by (a) the Company or Subsidiary Guarantors of Indebtedness permitted to be Incurred by the Company or a Subsidiary Guarantor in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, (b) Non-Guarantor Restricted Subsidiaries of Indebtedness Incurred by Non-Guarantor Restricted Subsidiaries in accordance with the provisions of the Indenture and (c) the Company or any Restricted Subsidiary of Indebtedness Incurred by an Unrestricted Subsidiary; provided, that, in the case of Guarantees under this clause (c), such Guarantee is permitted as an Investment pursuant to the second paragraph of the covenant described under "—Limitation on restricted payments" or the definition of "Permitted Investments";

          (5)   Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

            (a)   if the Company is the obligor on Indebtedness owing to a Non-Guarantor Restricted Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

            (b)   if a Subsidiary Guarantor is the obligor on such Indebtedness and a Non-Guarantor Restricted Subsidiary is the obligee, such Indebtedness is expressly subordinated in right of payment to the Note Guarantee of such Subsidiary Guarantor; and

            (c)   (i)    any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

               (ii)  any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case under this clause (5)(c), to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (6)   Indebtedness of (x) any Person Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged or amalgamated into, the Company or any Restricted Subsidiary or (y) such Persons or the Company or any Restricted Subsidiary Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition; provided, however, in each case set forth in clause (x) or (y), that at the time such Person is acquired or such Indebtedness was Incurred, either

            (a)   the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6); or

            (b)   the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries would have been higher than such ratio immediately prior to such acquisition, merger or amalgamation and such ratio would have been at least 1.75 to 1.00, in each case after giving effect to the Incurrence of such Indebtedness pursuant to this clause (6);

          (7)   Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

          (8)   Indebtedness (including Capitalized Lease Obligations) of the Company or a Restricted Subsidiary Incurred to finance the purchase, lease, construction or improvement of any property, plant or equipment used or to be used in the business of the Company or such Restricted Subsidiary through the direct purchase of such property, plant or equipment, and any Indebtedness of a Restricted Subsidiary which serves to refund or refinance any Indebtedness Incurred pursuant to this clause (8), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, will not exceed the greater of (x) $75.0 million and (y) 3.0% of Total Tangible Assets at any time outstanding;

          (9)   Indebtedness (including Capitalized Lease Obligations) Incurred pursuant to the Caterpillar Equipment Financing Agreement and other Indebtedness of the type described in clause (8) above, which, together with Indebtedness outstanding under the Caterpillar Equipment

  Financing Agreement, does not exceed the aggregate principal amount of Indebtedness permitted to be Incurred under the Caterpillar Equipment Financing Agreement on the Issue Date;

          (10) Indebtedness Incurred by the Company or its Restricted Subsidiaries in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability or other insurance, self-insurance obligations, performance, bid, surety, appeal, reclamation, remediation and similar bonds, letters of credit and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

          (11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:

            (a)   the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

            (b)   such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (11));

          (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

          (13) Indebtedness consisting of unpaid insurance premiums owed to any Person providing property, casualty, liability or other insurance to the Company or any Restricted Subsidiary in any fiscal year, pursuant to reimbursement or indemnification obligations to such Person; provided that such Indebtedness is incurred only to defer the cost of such unpaid insurance premiums for such fiscal year and is outstanding only during such fiscal year;

          (14) Indebtedness of the Company, to the extent the net proceeds thereof are substantially concurrently (a) used to purchase Notes tendered in connection with a Change of Control Offer or (b) deposited to defease the Notes as described under "Defeasance" or "Satisfaction and discharge";

          (15) the Incurrence or issuance by the Company or any of its Restricted Subsidiaries of Refinancing Indebtedness that serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (6) and this clause (15) of the second paragraph of this covenant, or any Indebtedness issued to so refund or refinance such Indebtedness, including additional Indebtedness Incurred to pay premiums (including reasonable, as determined in good faith by the Company, tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith; and

          (16) in addition to the items referred to in clauses (1) through (15) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (16) and then outstanding, will not exceed the greater of (x) $100.0 million and (y) 4.0% of Total Tangible Assets at any time outstanding.

        The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Note Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary (other than a Subsidiary Guarantor) may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Subsidiary Guarantor.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

          (1)   in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the second paragraph of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later classify such item of Indebtedness in any manner that complies with the second paragraph of this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses under the second paragraph of this covenant; provided that all Indebtedness outstanding on the Issue Date under the Senior Credit Facility, and all Indebtedness (or the portion thereof) Incurred under clause (1) of the second paragraph of this covenant to repay, refund or refinance the amounts outstanding on the Issue Date under the Senior Credit Facility, shall be deemed Incurred under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (3) of the second paragraph of this covenant and may not later be reclassified;

          (2)   Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

          (3)   if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

          (4)   the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Non-Guarantor Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

          (5)   Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

          (6)   the principal amount of any Indebtedness outstanding in connection with a securitization transaction or series of securitization transactions is the amount of obligations outstanding under the legal documents entered into as part of such transaction that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to such transaction; and

          (7)   the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt, except to the extent permitted under clause (4)(c) of the second paragraph of this "—Limitation on indebtedness" covenant. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "—Limitation on indebtedness" covenant, the Company shall be in Default of this covenant).

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar- denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on restricted payments

        The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

          (1)   declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any of its Restricted Subsidiaries' Capital Stock (including any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

            (a)   dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

            (b)   dividends or distributions by a Restricted Subsidiary, so long as, in the case of any dividend or distribution payable on or in respect of any Capital Stock issued by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, the Company or the Restricted Subsidiary holding such Capital Stock receives at least its pro rata share of such dividend or distribution;

          (2)   purchase, redeem, retire or otherwise acquire for value, including in connection with any merger, amalgamation or consolidation, any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

          (3)   make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

            (a)   Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted under clause (5) of the second paragraph of the covenant "—Limitation on indebtedness"; or

            (b)   the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations of any Subsidiary Guarantor purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

          (4)   make any Restricted Investment (all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) shall be referred to as a "Restricted Payment"), unless, at the time of and after giving effect to such Restricted Payment:

            (a)   no Default shall have occurred and be continuing (or would result therefrom);

            (b)   immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the "—Limitation on indebtedness" covenant; and

            (c)   the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (7), (8), (9), (12), (13), (14) and (15) of the next succeeding paragraph) would not exceed the sum of (without duplication):

                (i)  50% of Consolidated Net Income for the period (treated as one accounting period) from April 1, 2011 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

               (ii)  100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date, other than:

                (x)   Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

                (y)   Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the provisions set forth under the second paragraph of "—Optional redemption"; plus

              (iii)  the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than debt held by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); plus

              (iv)  the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

                (x)   repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments); or

                (y)   the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger, amalgamation or consolidation of an Unrestricted Subsidiary with and into the Company or any of its Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

        The provisions of the preceding paragraph will not prohibit:

          (1)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

          (2)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations of a Subsidiary Guarantor, so long as such refinancing Subordinated Obligations or Guarantor Subordinated Obligations are permitted to be Incurred pursuant to the covenant described under "—Limitation on indebtedness" and constitute Refinancing Indebtedness;

          (3)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to the covenant described under "—Limitation on indebtedness" and constitutes Refinancing Indebtedness;

          (4)   the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the "—Repurchase at the option of holders—Change of control" covenant or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the "—Repurchase at the option of holders—Asset sales" covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

          (5)   any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted under "—Repurchase at the option of holders—Asset sales";

          (6)   dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

          (7)   the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock or equity appreciation rights of the Company or any direct or indirect parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees approved by the Board of Directors of the Company; provided that such Capital Stock or equity appreciation rights were received for services related to, or for the benefit of, the Company and its Restricted Subsidiaries; and provided, further, that such redemptions or repurchases pursuant to this clause will not exceed $10.0 million in the aggregate during any calendar year, although such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Capital Stock of any of the Company's direct or indirect parent companies, in each case to existing or former employees or members of management of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the Net Cash Proceeds from such sales or contributions will be excluded from clause (c)(ii) of the preceding paragraph); plus

            (b)   the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

            (c)   the amount of any Restricted Payments previously made with the Net Cash Proceeds described in clauses (a) and (b) of this clause (7);

          (8)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense";

          (9)   repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities if such Capital Stock represents a portion of the exercise price thereof, or cash payments, in lieu of issuance of fractional shares, in connection with the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities;

          (10) the declaration and payment of quarterly dividends on all classes of the Company's Common Stock in an amount not to exceed $15.0 million in the aggregate for any fiscal year; provided that at the time of determination of such dividend, (a) the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "—Limitation on indebtedness" and (b) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (11) any payment of cash by the Company or any Subsidiary issuer to a holder of Convertible Notes upon conversion or exchange of such Convertible Notes, and entry into or any payment in connection with any termination of any Permitted Bond Hedge or any Permitted Warrant;

          (12) the declaration and payment of cash dividends, distributions, loans or other transfers by the Company to New Parent in amounts required for New Parent to pay, in each case without duplication:

            (a)   foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from the Company's Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

            (b)   fees and expenses (including franchise or similar taxes) required to maintain the corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Company, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Company, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Company, if applicable, and its Restricted Subsidiaries; provided that for so long as such direct or indirect parent owns no assets other than the Capital Stock in the Company or another direct or indirect parent of the Company, such fees and expenses shall be deemed for purposes of this clause (12) to be so attributable to such ownership or operation;

          (13) cash payments made in respect of (a) the Existing Warrants and (y) any other warrants of the Company or any Restricted Subsidiary, which warrants and cash payments are consideration for any Investment made pursuant to clause (2) of the definition of "Permitted Investment";

          (14) payments or distributions to holders of the Capital Stock of the Company pursuant to appraisal rights required under applicable law in connection with any merger, amalgamation, consolidation or sale, assignment, conveyance, transfer, lease or other disposition of assets that complies with the covenant described under "—Merger and consolidation," which payments are consideration for any Investment made pursuant to clause (2) of the definition of "Permitted Investment"; and

          (15) other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (15) (as reduced by the amount of capital returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income)) not to exceed $40.0 million.

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (5), (7), (8), (10) and (15), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment; provided that such determination of Fair Market Value shall be based upon an opinion or appraisal issued by an Independent Financial Advisor if such Fair Market Value is estimated in good faith by the Board of Directors of the Company or an authorized committee thereof to exceed $50.0 million. The amount of all Restricted Payments paid in cash shall be its face amount. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "—Limitation on restricted payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

        As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries, other than Highlands Ranch, LLC, Howards Pass General Partner Corp., Howards Pass Metals Limited Partnership, Maze Lake General Partner Corp., Maze Lake Metals Limited Partnership and Thompson Creek UK Limited which will be Unrestricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of "Unrestricted Subsidiary." Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

        For the twelve months ended June 30, 2011, the Unrestricted Subsidiaries represented 0.0% of revenues and 0.01% of operating income on a consolidated basis. As of June 30, 2011, the Unrestricted Subsidiaries represented 0.5% of total assets and had $5.6 million of total liabilities on a consolidated basis, including debt and trade payables but excluding intercompany liabilities, all of which would be structurally senior to the Notes.

Limitation on liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens:

          (1)   in the case of Liens securing Subordinated Obligations or Guarantor Subordinated Obligations, the Notes and related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Notes and related Note Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

        Any Lien created for the benefit of Holders pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Limitation on sale/leaseback transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

          (1)   the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under "—Limitation on indebtedness";

          (2)   the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction under the covenant described under "—Limitation on liens"; and

          (3)   the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "—Repurchase at the option of holders—Asset sales" (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

Limitation on restrictions on distributions from restricted subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

          (2)   make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

          (3)   sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

        The preceding provisions will not prohibit encumbrances or restrictions existing under or by reason of:

          (a)   contractual encumbrances or restrictions pursuant to the Senior Credit Facility and related documentation and other agreements or instruments in effect at or entered into on the Issue Date;

          (b)   the Indenture, the Notes, the Exchange Notes and the Note Guarantees;

          (c)   any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property);

          (d)   any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (a), (b) or (c) of this paragraph or this clause (d); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive than the encumbrances and restrictions contained the agreements referred to in clauses (a), (b) or (c) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged or amalgamated into a Restricted Subsidiary, whichever is applicable;

          (e)   in the case of clause (3) of the first paragraph of this covenant, Liens permitted to be Incurred under the provisions of the covenant described under "—Limitation on liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (f)    purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations permitted under the Indenture, in each case that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

          (g)   contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

          (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (i)    any customary provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

          (j)    any customary provisions in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

          (k)   encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

          (l)    (x) other Indebtedness Incurred or Preferred Stock issued by a Subsidiary Guarantor in accordance with "—Limitation on indebtedness" that, in the good faith judgment of the Board of Directors of the Company, are not more restrictive, taken as a whole, than those applicable to the Company in the Indenture or the Senior Credit Facility on the Issue Date (which results in encumbrances or restrictions at a Restricted Subsidiary level comparable to those applicable to the Company) or (y) other Indebtedness Incurred or Preferred Stock issued by a Non-Guarantor Restricted Subsidiary, in each case permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on indebtedness"; provided that with respect to clause (y), such encumbrances or restrictions will not materially affect the Company's ability to make anticipated principal and interest payments on the Notes (in the good faith judgment of the Board of Directors of the Company).

Limitation on affiliate transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") involving aggregate consideration in excess of $5.0 million, unless:

          (1)   the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of such transaction in arms' length dealings with a Person that is not an Affiliate;

          (2)   in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

          (3)   in the event such Affiliate Transaction involves an aggregate consideration in excess of $50.0 million, the Company has received a written opinion from an Independent Financial Advisor that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at the time of such transaction in arms' length dealings with a Person that is not an Affiliate.

        The preceding paragraph will not apply to:

          (1)   any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with "—Limitation on indebtedness";

          (2)   any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on restricted payments" and the definition of "Permitted Investments";

          (3)   any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or as the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of Officers and employees approved by the Board of Directors of the Company;

          (4)   the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;

          (5)   loans or advances to employees, Officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business, in an aggregate amount not in excess of $2.0 million at any time outstanding (without giving effect to the forgiveness of any such loan);

          (6)   any agreement as in effect as of the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Company, when taken as a whole, than the terms of the agreements in effect on the Issue Date;

          (7)   any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or amalgamated into the Company or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition, merger or amalgamation, and any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors of the Company, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition, merger or amalgamation);

          (8)   transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

          (9)   any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith; and

          (10) transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms' length basis from a Person that is not an Affiliate.

Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC within the time periods set forth below:

  (1)
  within 90 days after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and a report on the annual financial statements by the Company's independent registered public accounting firm;

  (2)
  within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section;

  (3)
  within the applicable number of days specified in the SEC's rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Company were required to file such reports; and

  (4)
  any other information, documents and other reports that the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, within the time periods specified therein or in the relevant form, in each case in a manner that complies in all material respects with the requirements specified in such form.

        Notwithstanding the foregoing, the Company will not be obligated to file such reports with the SEC if the SEC does not permit such filing, so long as the Company provides such information to the Trustee and the Holders of the Notes and makes available such information to prospective purchasers of the Notes, in each case at the Company's expense and by the applicable date the Company would be required to file such information pursuant to the preceding paragraph. In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company will furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The requirements set forth in this paragraph may be satisfied by delivering such information to the Trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders and prospective purchasers of the Notes (which prospective purchasers will be limited to "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee's receipt of such does not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

        In addition, promptly after the date the quarterly and annual financial information for the prior fiscal period have been furnished pursuant to clauses (1) and (2) above, the Company shall also hold live quarterly conference calls with the opportunity to ask questions of management. The Company shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Trustee, the Holders, beneficial owners of the Notes, prospective purchasers of the Notes (which prospective purchasers shall be limited to "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), securities analysts and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the annual and quarterly financial information required by the preceding paragraph shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Company, either on the face of the financial statements or in the footnotes to the financial statements and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

        The filing requirements set forth above for the applicable period may be satisfied by the Company prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act; provided that this paragraph shall not supersede or in any manner suspend or delay the Company's reporting obligations set forth in the preceding paragraphs of this covenant.

        In the event that any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the Company may satisfy its obligations under this covenant to provide consolidated financial information of the Company by furnishing consolidated financial information relating to such parent; provided that (a) such financial statements are accompanied by consolidating financial information for such parent, the Company, the Restricted Subsidiaries that are Guarantors and the Non-Guarantor Restricted Subsidiaries in the manner prescribed by the SEC and (b) such parent is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Company.

        Notwithstanding the foregoing, in the event that the Company qualifies to report under the U.S./Canadian multijurisdictional disclosure system, such annual reports and such information, documents and other reports will be deemed to refer to those reports required of a Canadian company eligible to use Canadian continuous disclosure filings to satisfy its reporting requirements under such system; provided that notwithstanding anything to the contrary permitted by such U.S./Canadian multijurisdictional disclosure system, now or in the future, the reports required of a Canadian company under such system will be deemed to include (1) a reconciliation of such annual reports and such information, documents and other reports to accounting principles generally accepted in the United States, (2) a quarterly balance sheet and (3) a quarterly or annual, as the case may be, "Management's Discussion and Analysis of Financial Condition and Results of Operations" section, substantially in the form that would be required by a U.S. Person subject to this covenant.

Merger and consolidation

        The Company will not consolidate with or merge or amalgamate with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

          (1)   the resulting, surviving or transferee Person (the "Successor Company") is a Person (other than an individual) organized and existing under the laws of Canada, any province or territory thereof, or of the United States of America, any state or territory thereof or the District of Columbia;

          (2)   the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of the Company under the Registration Rights Agreement;

          (3)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

            (a)   the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the "—Limitation on indebtedness" covenant; or

            (b)   the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction and would be at least 1.75 to 1.00;

          (5)   each Guarantor (unless it is the other party to the transactions above, in which case clause (1) of the following paragraph shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor Company's obligations under the Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Registration Rights Agreement shall continue to be in effect; and

          (6)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding up or disposition, and such supplemental indenture, if any, comply with the Indenture.

        Subject to certain limitations, the Successor Company will succeed to, and be substituted for, the Company under the Indenture, the Notes, the Note Guarantees and the Registration Rights Agreement. Notwithstanding the clauses (3) and (4) of the preceding paragraph,

          (1)   any Restricted Subsidiary may consolidate with, merge or amalgamate with or into or transfer all or part of its properties and assets to the Company so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company; provided that, in the case of a Restricted Subsidiary that merges or amalgamates into the Company, the Company will not be required to comply with clause (6) of the preceding paragraph;

          (2)   the Company may merge or amalgamate with an Affiliate of the Company solely for the purpose of reincorporating the Company in another province or territory of Canada or in a state or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby;

          (3)   any Non-Guarantor Restricted Subsidiary may consolidate with or merge or amalgamate with or into or transfer all or part of its properties and assets to the Company; and

          (4)   all of the issued and outstanding Capital Stock of the Company may be exchanged for Capital Stock of the New Parent so long as all of the conditions in the definition of "Permitted Reorganization" are met.

        In addition, the Company will not and will not permit any Subsidiary Guarantor to consolidate with or merge or amalgamate with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Subsidiary Guarantor) unless:

          (1)   (a)    if such entity remains a Subsidiary Guarantor, the resulting, surviving or transferee Person (the "Successor Guarantor") is a Person (other than an individual) organized and existing under the laws of Canada, any province or territory thereof, or of the United States of America, any state or territory thereof or the District of Columbia;

            (b)   the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Indenture, the Notes and its Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all the obligations of such Guarantor under the Registration Rights Agreement;

            (c)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (d)   the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, winding up or disposition and such supplemental indenture (if any) comply with the Indenture; and

          (2)   the transaction is made in compliance with the covenant described under "—Repurchase at the option of holders—Asset sales" (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time).

        Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture and the Note Guarantee of such Subsidiary Guarantor.

        Notwithstanding the foregoing, any Subsidiary Guarantor may merge or amalgamate with or into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Company or merge or amalgamate with or into a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in another province or territory of Canada, or in a state or territory of the United States or the District of Columbia, so long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby.

        For purposes of this covenant, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Company.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

        The Company and a Guarantor, as the case may be, will be released from its obligations under the Indenture and its Note Guarantee, as the case may be, and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under the Indenture, the Notes, the Registration Rights Agreement and such Note Guarantee; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes, and a Guarantor will not be released from its obligations under its Note Guarantee.

Payment of Additional Amounts

        All payments made by or on behalf of the Company under or with respect to any Notes (or by any Guarantor with respect to any Guarantee of any Notes) will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Company (or such Guarantor) is required to withhold or deduct such Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company (or any Guarantor) is so required to withhold or deduct from any payment made under or with respect to the Notes any amount for or on account of any Taxes imposed under the laws of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax or by or on behalf of any jurisdiction in which the Company (or any Guarantor) is then incorporated, engaged in business or resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein or any jurisdiction from or through which payment is made by or on behalf of the Company (or any Guarantor) (each a "Taxing Jurisdiction"), the Company (or such Guarantor) will pay to each

Holder such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, no Additional Amounts will be payable to a Holder with respect to:

  •
  a payment which is subject to such Taxes by reason of the Holder or beneficial owner of the Notes being a Person with which the Company (or a relevant Guarantor) does not deal at arm's length for the purposes of the Income Tax Act (Canada) at the time of the making of such payment;

  •
  a payment which is subject to such Taxes by reason of the Holder or beneficial owner of the Notes being a resident, domiciliary or national of, or engaged in business or maintaining a permanent establishment or other presence in or otherwise having some present or former connection with the relevant Taxing Jurisdiction in which such Taxes are imposed otherwise than by the mere acquisition or holding of the Notes or the receipt of payments or enforcement of its rights thereunder;

  •
  a payment which is subject to such Taxes by reason of the Holder's or beneficial owner of the Notes' failure to comply with any certification, identification, documentation or other reporting requirements if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes; or

  •
  any combination of the above items.

        The Company (or such Guarantor) will also:

  •
  make such withholding or deduction; and

  •
  remit the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable law.

        Upon request, the Company (or such Guarantor) will furnish to the Trustee, within 60 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by it.

        The Company and each Guarantor will, jointly and severally, indemnify and hold harmless each Holder or beneficial owner of the Notes and upon written request reimburse each such Holder or beneficial owner of the Notes for the amount (excluding any Additional Amounts that have previously been paid by us) of:

  •
  any Taxes so levied or imposed and paid by such Holder or beneficial owner as a result of payments made under or with respect to the Notes to the extent that the Holder is entitled to Additional Amounts with respect thereto;

  •
  any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

  •
  any Canadian Taxes imposed with respect to any reimbursement under the preceding two bullet points to the extent that the Holder is entitled to Additional Amounts with respect thereto.

        Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest, if any, or any other amount payable under or with respect to a debt security, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        The Company will pay when due any present or future stamp, transfer, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise in any Taxing Jurisdiction from the initial execution, delivery or registration of the Notes or any other document or instrument relating thereto, except as described in the Indenture with respect to transfer or exchange of the Notes ("Documentary Taxes").

        The Company's and each Guarantor's obligation to make payments of Additional Amounts, any indemnification payment and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture.

Future guarantors

        The Company will cause (a) each Restricted Subsidiary that becomes a borrower under the Senior Credit Facility or that Guarantees, on the Issue Date or any time thereafter, the Obligations under the Senior Credit Facility or any other Indebtedness of the Company or any Subsidiary Guarantor exceeding $25.0 million in aggregate principal amount and (b) the New Parent, following the consummation of a Permitted Reorganization and solely to the extent such New Parent Guarantees Obligations under the Senior Credit Facility, to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Restricted Subsidiary or New Parent will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Notes on a senior basis and all other obligations under the Indenture.

        The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Canadian federal or provincial law or U.S. federal or state law.

        Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under "—Note guarantees."

Limitation on activities of parent companies

        No direct or indirect parent company of the Company, including, following any Permitted Reorganization, the New Parent, shall:

          (a)   conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) those incidental to its ownership of the Capital Stock of the Company, (ii) action required by law to maintain its existence, (iii) performance of its obligations with respect to Indebtedness permitted by clause (b)(ii) below, (iv) any public offering of its Equity Interests, (v) activities incidental to its maintenance and continuance and to any of the foregoing activities and (vi) other activities to the extent permitted by, and in compliance with, the Senior Credit Facility;

          (b)   Incur, issue, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) obligations with respect to Indebtedness of the Company or a Subsidiary Guarantor that is permitted under "—Certain covenants—Limitation on indebtedness" and (iii) obligations with respect to its Capital Stock, or

          (c)   own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Company in accordance with "—Certain covenants—Limitation on restricted payments" pending application in the manner contemplated by such covenant) and cash equivalents) other than the ownership of shares of Capital Stock of the Company.

Payments for consent

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default

        Each of the following is an "Event of Default":

          (1)   default in any payment of interest or Additional Interest (as required by the Registration Rights Agreement) or on any Note when due, continued for 30 days;

          (2)   default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (3)   failure by the Company or any Guarantor to comply with its obligations under "—Certain covenants—Merger and consolidation";

          (4)   failure by the Company or any Guarantor to comply for 30 days after notice as provided below with any of their obligations under the covenants described under "—Repurchase at the option of holders" or "—Certain covenants" (in each case, other than (a) a failure to purchase Notes, which constitutes an Event of Default under clause (2) above, (b) a failure to comply with "—Certain covenants—Merger and consolidation," which constitutes an Event of Default under clause (3) above, (c) a failure to comply with "—Certain covenants—Reports," which constitutes an Event of Default under clause (5) below or (d) a failure to comply with "—Certain covenants—Payments for consent," which constitutes an Event of Default under clause (6) below);

          (5)   failure by the Company or any Guarantor to comply for 90 days after notice as provided below with any of their obligations under the covenant described under "—Certain covenants—Reports";

          (6)   failure by the Company or any Guarantor to comply for 60 days after notice as provided below with its other agreements contained in the Indenture or the Notes;

          (7)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

            (a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

            (b)   results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $30.0 million or more (or its foreign currency equivalent); provided that in connection with any series of the Convertible Notes, (a) any conversion of such Indebtedness by a holder thereof into shares of Common Stock, cash or a combination of cash and shares of Common Stock, (b) the rights of holders of such Indebtedness to convert into shares of Common Stock, cash or a combination of cash and shares of Common Stock and (c) the rights of holders of such Indebtedness to require any repurchase by the Company of such Indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default under this clause (7);

          (8)   failure by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $30.0 million (or its foreign currency equivalent) (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final (the "judgment default provision");

          (9)   certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions"); or

          (10) any Note Guarantee of a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or any Parent Guarantor, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or any Parent Guarantor, denies or disaffirms its obligations under the Indenture or its Note Guarantee.

        However, a default under clauses (4), (5) and (6) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the then outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4), (5) and (6) of this paragraph after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clause (9) above) occurs and is continuing, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (7) under "—Events of default" has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (7) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (9) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee written notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

          (3)   such Holders have offered and, if requested, provided the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, the Notes or any Note Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered and, if requested, provided to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

        The Indenture provides that if a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 10 Business Days after the occurrence thereof, written notice of any events which would constitute a Default, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and waivers

        Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may, among other things:

          (1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

          (3)   reduce the principal of or extend the Stated Maturity of any Note;

          (4)   waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

          (5)   reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under "—Optional redemption," "—Repurchase at the option of holders—Change of control" or "—Repurchase at the option of holders—Asset sales" whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of "Change of Control");

          (6)   make any Note payable in money other than that stated in the Note;

          (7)   impair the right of any Holder to receive payment of principal of, premium, if any, or interest (including Additional Amounts, if any) on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (8)   make any change in the amendment or waiver provisions which require each Holder's consent; or

          (9)   modify the Note Guarantees in any manner adverse to the Holders.

        Notwithstanding the foregoing, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture, the Notes and the Note Guarantees to:

          (1)   cure any ambiguity, omission, defect or inconsistency;

          (2)   provide for the assumption by a successor of the obligations of the Company or any Guarantor under the Indenture or the Note Guarantees in accordance with "—Certain covenants—Merger and consolidation";

          (3)   provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (4)   to comply with the rules of any applicable depositary;

          (5)   add Guarantors with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

          (6)   secure the Notes and the Note Guarantees;

          (7)   add covenants of the Company, its Restricted Subsidiaries or any Parent Guarantor or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

          (8)   make any change that does not adversely affect the legal rights under the Indenture of any Holder in any material respect;

          (9)   evidence and provide for the acceptance of an appointment under the Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

          (10) provide for the issuance of Exchange Notes or private exchange notes (which shall be identical to Exchange Notes except that they will not be freely transferable) and which shall be treated, together with any outstanding Notes, as a single class of securities;

          (11) conform the text of the Indenture, the Notes or the Note Guarantees to any provision of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees as evidenced by an Officers' Certificate;

          (12) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes, Exchange Notes or, if Incurred in compliance with the Indenture, Additional Notes; provided, however, that (A) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

          (13) evidence and provide for the acceptance of appointment by a successor Trustee;

          (14) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

          (15) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any Holder given in connection with a tender of such Holder's Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture becomes effective, the Company is required to give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes issued under the Indenture ("legal defeasance") except for:

          (1)   the rights of Holders to receive payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, solely out of the trust referred to below;

          (2)   the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (4)   the legal defeasance provisions of the Indenture.

        If the Company exercises the legal defeasance option, the Note Guarantees in effect at such time will terminate.

        The Company at any time may terminate its obligations described under "—Repurchase at the option of holders" and under the covenants described under "—Certain covenants" (other than "—Merger and consolidation"), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under "—Events of default" above and the limitations contained in clause (4) under "—Certain covenants—Merger and consolidation" above ("covenant defeasance").

        If the Company exercises the covenant defeasance option, the Note Guarantees (other than the Note Guarantee of any direct or indirect parent entities of the Company) in effect at such time will terminate.

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3) (only with respect to the failure of the Company to comply with clause (4) under "—Certain covenants—Merger and consolidation" above), (4) (only with respect to covenants that are released as a result of such covenant defeasance), (5) (only with respect to covenants that are released as a result of such covenant defeasance), (6), (7), (8) (with respect only to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary) or (9) under "—Events of default" above.

        In order to exercise either legal defeasance or covenant defeasance under the Indenture:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants without consideration of any reinvestment of interest, to pay the principal of, and premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. or Canadian federal income tax purposes as a result of such legal defeasance and will be subject to U.S. and Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred and confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law upon which, in either case, the Opinion of Counsel regarding U.S. federal income tax consequences is based;

          (3)   in the case of covenant defeasance, the Company has delivered to the Trustee (1) an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (2) either (x) an Opinion of Counsel in Canada reasonably acceptable to the Trustee, subject to customary assumptions and exclusions, or (y) a ruling from the Canada Revenue Agency, in each case, confirming that the Holders will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such covenant defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance not occurred;

          (4)   such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (5)   no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

          (6)   the Company has delivered to the Trustee an Opinion of Counsel to the effect that as of the date of such opinion and subject to customary assumptions and exclusions, including, without limitation, that no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization of similar laws affecting creditors' rights generally;

          (7)   the Company has delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

          (8)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

          (9)   the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers' Certificate referred to in clause (8) above).

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

          (1)   all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

          (2)   (a)    all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or an Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing), and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

            (c)   the Company has paid or caused to be paid all other sums payable by it under the Indenture; and

            (d)   the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

No personal liability of directors, officers, employees and stockholders

        No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities law.

Notices

        Notice or communication sent to a Holder shall be sent to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed. Any written notice or communication that is delivered in person, sent electronically or mailed by first-class mail to the designated address will be deemed duly given, regardless of whether the addressee receives such notice.

        Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of an interest in a global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable procedures of DTC or such depositary.

Concerning the trustee

        Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

Governing law

        The Indenture provides that it, the Notes and any Note Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        "Acquired Indebtedness" means, with respect to any specified Person,

          (a)   Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Additional Assets" means:

          (1)   any property, plant, equipment or other asset (excluding working capital or current assets for the avoidance of doubt) to be used by the Company or a Restricted Subsidiary in a Similar Business;

          (2)   the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

          (3)   Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Similar Business.

        "Additional Interest" means the interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms

"controlling" and "controlled" have meanings correlative to the foregoing; provided that exclusively for purposes of "—Repurchase at the option of holders—Assets sales" and "—Certain covenants—Limitation on affiliate transactions," beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

        "Applicable Premium" means, with respect to a Note on any date of redemption, the greater of:

          (1)   1.0% of the principal amount of such Note, and

          (2)   the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on June 1, 2014, (such redemption price being described under "—Optional redemption") plus (ii) all required interest payments due on such Note through June 1, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note.

        "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, amalgamation, consolidation or similar transaction.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

          (1)   a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

          (2)   the sale of Cash Equivalents in the ordinary course of business;

          (3)   a disposition of inventory in the ordinary course of business;

          (4)   a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

          (5)   the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to "—Certain covenants—Merger and consolidation" or any disposition that constitutes a Change of Control pursuant to the Indenture;

          (6)   an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary;

          (7)   for purposes of "—Repurchase at the option of holders—Asset sales" only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a disposition subject to "—Certain covenants—Limitation on restricted payments";

          (8)   dispositions of assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than $5.0 million;

          (9)   the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

          (10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

          (11) the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by the covenant described under "—Certain covenants—Limitation on indebtedness";

          (12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

          (13) foreclosure on assets;

          (14) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

          (15) any disposition in connection with a financing transaction with respect to equipment acquired, replaced, repaired or improved (including any reconstruction or refurbishment) by the Company or any Restricted Subsidiary after the Issue Date; provided that (i) such disposition occurs within 180 days of such acquisition, replacement, repair or improvement and (ii) such financing transaction is permitted under "—Limitation on indebtedness" and "—Limitation on liens."

        "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capitalized Lease Obligations."

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Board of Directors" means:

          (1)   with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) the executive committee of the Board of Directors;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the place of payment are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated

Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

          (1)   Canadian dollars, U.S. dollars or, in the case of any Foreign Subsidiary, such other local currencies held by it from time to time in the ordinary course of business;

          (2)   securities issued or directly and fully Guaranteed or insured by the Canadian or United States government or any agency or instrumentality of Canada or the United States (provided that the full faith and credit of Canada or the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

          (3)   marketable general obligations issued by any province or state of Canada or the United States of America or any political subdivision of any such province or state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

          (4)   certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Group, Inc., or "A" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million;

          (5)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

          (6)   commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Group, Inc. or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

          (7)   interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.

        "Caterpillar Equipment Financing Agreement" means the Master Funding and Lease Agreement, dated as of March 30, 2011, among Caterpillar Financial Services Limited as lessor, Thompson Creek Metals Company Inc. as lessee and Terrane Metals Corp. as sub-lessee, as in effect on the Issue Date.

        "Change of Control" means:

          (1)   any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, amalgamation, consolidation or purchase of all or substantially all of their assets); or

          (2)   the first day on which a majority of the members of the Board of Directors of the Company or any of its direct or indirect parent entities are not Continuing Directors; or

          (3)   the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or any of its direct or indirect parent entities and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

          (4)   the adoption by the stockholders of the Company or any of its direct or indirect parent entities of a plan or proposal for the liquidation or dissolution of the Company or any of its direct or indirect parent entities; or

          (5)   the New Parent, following the consummation of a Permitted Reorganization, ceases to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Company free and clear of all Liens (except Permitted Liens).

        For the avoidance of doubt, a Permitted Reorganization shall not be deemed a "Change of Control" for all purposes of the Indenture.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commodity Agreement" means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary.

        "Common Stock" means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1)   if the Company or any Restricted Subsidiary:

            (a)   has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of such calculation will be deemed to be:

                (i)  the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or

               (ii)  if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation)

      and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

            (b)   has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

          (2)   if since the beginning of such period, the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

            (a)   the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

            (b)   Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (3)   if since the beginning of such period the Company or any Restricted Subsidiary (by merger, amalgamation or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged or amalgamated with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (4)   if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

        "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

          (1)   increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

            (a)   Consolidated Interest Expense; plus

            (b)   Consolidated Income Taxes; plus

            (c)   consolidated depreciation expense; plus

            (d)   consolidated amortization expense or impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles—Goodwill and Other, or Topic 360, Property, Plant and Equipment; plus

            (e)   consolidated depletion expense; plus

            (f)    other non-cash charges reducing Consolidated Net Income (other than depreciation, amortization or depletion expense), including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment); plus

            (g)   any expenses or charges (other than depreciation, amortization or depletion expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and (ii) any amendment or other modification of the Notes; plus

            (h)   any restructuring charges, integration costs or costs associated with establishing new facilities (which, for the avoidance of doubt, shall include retention, severance, relocation, workforce reduction, contract termination, systems establishment costs and facilities consolidation costs) certified by the chief financial officer of the Company and deducted (and not added back) in computing Consolidated Net Income; provided that the aggregate amount of all charges, expenses and costs added back under this clause (h) shall not to exceed $20.0 million in any consecutive four-quarter period; and

          (2)   decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period).

        Notwithstanding the foregoing, clauses (1)(b) through (h) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such

Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (h) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, provincial, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, with respect to any Person, for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

          (1)   interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

          (2)   amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

          (3)   non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

          (4)   commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (5)   the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

          (6)   costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

          (7)   interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (8)   the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Non-Guarantor Restricted Subsidiaries payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Canadian and U.S. federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP;

          (9)   Receivables Fees; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

        For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of such Person or any of its Restricted Subsidiaries described in the final paragraph of the definition of "Indebtedness."

        For purposes of the foregoing, total interest expense will be determined (i) net of interest income, (ii) after giving effect to any net payments made or received by such Person and its Subsidiaries with respect to Interest Rate Agreements and (iii) exclusive of amounts classified as other comprehensive income in the balance sheet of such Person. Notwithstanding anything to the contrary contained herein, (i) without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which such Person or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense and (ii) any imputed interest in respect of any Deferred Revenue Financing Arrangement shall not be included in Consolidated Interest Expense.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

          (1)   any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

            (a)   subject to the limitations contained in clauses (3) through (13) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

            (b)   the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

          (2)   solely for the purpose of determining the amount available for Restricted Payments under clause (c)(i) of the first paragraph of "—Certain covenants—Limitation on restricted payments," any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

            (a)   subject to the limitations contained in clauses (3) through (13) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another

    Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

            (b)   the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

          (3)   any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Company;

          (4)   any income or loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

          (5)   any extraordinary gain or loss;

          (6)   any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case pursuant to GAAP;

          (7)   any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, director or employees;

          (8)   any unrealized net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging;

          (9)   any net gain or loss resulting in such period from currency translation gains or losses pursuant to Accounting Standards Codification Topic 830, Foreign Currency Matters, related to currency remeasurements of Indebtedness;

          (10) any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation;

          (11) any non-cash gain or loss recorded pursuant to GAAP or applicable Emerging Issues Task Force (EITF) guidance relating to changes in the fair value of the Existing Warrants and any other warrants of the Company or any Restricted Subsidiary that are consideration for any Investment made pursuant to clause (2) of the definition of "Permitted Investment";

          (12) the effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition; and

          (13) the cumulative effect of a change in accounting principles.

        Any cash amounts dividended, distributed, loaned or otherwise transferred to any direct or indirect parent entity by the Company or its Restricted Subsidiaries pursuant to clause (12) of the second paragraph of the covenant described under "—Certain covenants—Limitation on restricted payments," without duplication of any amounts otherwise deducted in calculating Consolidated Net Income, the funds for which are provided by the Company and/or its Restricted Subsidiaries, shall be deducted in calculating the Consolidated Net Income of the Company and its Restricted Subsidiaries.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or any of its direct or indirect parent entities, as the case may be, who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Convertible Notes" means Indebtedness of the Company that is optionally convertible into Common Stock of the Company (and/or cash based on the value of such Common Stock) and/or Indebtedness of a Subsidiary of the Company that is optionally exchangeable for Common Stock of the Company (and/or cash based on the value of such Common Stock).

        "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

        "Debt Facility" means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under the original Senior Credit Facility or any other credit or other agreement or indenture).

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Deferred Revenue Financing Arrangement" means any financing transaction pursuant to which (a) the Company or any of its Restricted Subsidiaries receives cash advances or deposits in respect of future revenues from the sale of specified mineral assets to a Person other than an Affiliate, (b) such advances or deposits are recorded as long-term liabilities, but not as debt, on the consolidated balance sheet of the Company and (c) such long-term liability is amortized upon the delivery of such mineral assets. For the avoidance of doubt, the Gold Stream Transaction is a Deferred Revenue Financing Arrangement for purposes of the Indenture.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

          (1)   matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2)   is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

          (3)   is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Company or its Restricted Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions "—Repurchase at the option of holders—Change of control" and "—Repurchase at the option of holders—Asset sales" and such repurchase or redemption complies with "—Certain covenants—Limitation on restricted payments."

        "Equity Offering" means a public offering for cash by the Company or any direct or indirect parent of the Company, as applicable, of its Common Stock, or options, warrants or rights with respect to its Common Stock (in the case of an offering by any direct or indirect parent of the Company, to the extent such cash proceeds are contributed to the Company), other than (x) public offerings with respect to the Company's or any such direct or indirect parent's, as applicable, Common Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Exchange Notes" means notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.

        "Existing Warrants" means (a) common share purchase warrants issued by the Company in October 2006 (i) in connection with the acquisition of Thompson Creek Metals Company USA and (ii) to a former shareholder of Thompson Creek Metals Company USA, in the case of each of (i) and (ii), each such warrant entitling the holder to purchase common shares of the Company at a price of C$9.00 per share until October 23, 2011, and (b) common share purchase warrants previously issued by Terrane Metals Corp. and assumed by the Company in connection with the acquisition of Terrane Metals Corp., which expire on June 21, 2012, each such warrant entitling the holder to receive cash in the amount of C$0.05 and 0.052 shares of the Company's Common Stock.

        "Fair Market Value" means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of the Company in good faith; provided that if the fair market value exceeds $10.0 million, such determination shall be made by the Board of Directors of the Company or an authorized committee thereof in good faith (including as to the value of all non-cash assets and liabilities).

        "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

        "Gold Stream Transaction" means the Company's Deferred Revenue Financing Arrangement in the aggregate amount of $311.5 million pursuant to the Purchase and Sale Agreement, dated October 20, 2010, among the Company, Terrane Metals Corp., Royal Gold, Inc. and RGL Royalty AG, as in effect on the Issue Date, in respect of the payable gold expected to be produced at the Company's Mt. Milligan project.

        "Government Securities" means securities that are (a) direct obligations of Canada or the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of Canada or the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of Canada or the United States of America, as the case may be, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business.

        "Guarantor" means each Restricted Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Note Guarantee in accordance with the Indenture), as well as any Parent Guarantor; provided that upon release or discharge of such Restricted Subsidiary from its Note Guarantee in accordance with the Indenture, such Restricted Subsidiary ceases to be a Guarantor.

        "Guarantor Subordinated Obligation" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee pursuant to a written agreement.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

        "Holder" means a Person in whose name a Note is registered on the Registrar's books.

        "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1)   indebtedness of such Person for borrowed money;

          (2)   obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

          (4)   the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due after the date of placing such property in service or taking delivery and title thereto and is required to be reflected as a liability on the balance sheet of such Person in accordance with GAAP, except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business;

          (5)   Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

          (6)   the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (7)   the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

          (8)   the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

          (9)   to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and

          (10) to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of securitization transactions.

        Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness"; provided that such money is held to secure the payment of such interest. In addition, for the avoidance of doubt, (i) obligations of any Person under a Permitted Bond Hedge or a Permitted Warrant and (ii) any long-term liabilities recorded on the Company's balance sheet, other than as debt, pursuant to the Gold Stream Transaction or any other Deferred Revenue Financing Arrangement shall not be deemed to be "Indebtedness."

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

          (1)   such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

          (2)   such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

          (3)   there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

            (a)   the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

            (b)   if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

        "interest" with respect to the Notes means interest with respect thereto and Additional Interest, if any.

        "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

          (1)   Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

          (2)   endorsements of negotiable instruments and documents in the ordinary course of business; and

          (3)   an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

        For purposes of "—Certain covenants—Limitation on restricted payments,"

          (1)   "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary that is to be designated an Unrestricted Subsidiary) of the Fair Market

  Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's aggregate "Investment" in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary;

          (2)   any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

          (3)   if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor's Ratings Group, Inc., or any equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

        "Issue Date" means May 20, 2011.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

          (1)   all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Canadian and U.S. federal, state, provincial and local taxes, and all foreign taxes, required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

          (2)   all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

          (3)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

          (4)   the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "New Parent" has the meaning set forth in the definition of "Permitted Reorganization."

        "Non-Guarantor Restricted Subsidiary" means any Restricted Subsidiary that is not a Guarantor.

        "Non-Recourse Debt" means Indebtedness of a Person:

          (1)   as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

          (2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

          (3)   the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

        "Note Guarantee" means, individually, any Guarantee of payment of the Notes and the Company's other Obligations under the Indenture by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable Canadian or U.S. federal or state law or under any foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Guarantor has a correlative meaning.

        "Officers' Certificate" means a certificate signed by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer, or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Parent Guarantor" means any other direct or indirect parent of the Company that may in the future provide a Note Guarantee, including, to the extent required by the covenant described under "—Certain covenants—Future guarantors," the New Parent following any Permitted Reorganization.

        "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Notes, in the case of the Company, or the Note Guarantees, in the case of any Guarantor (without giving effect to collateral arrangements).

        "Permitted Bond Hedge" means any call options or capped call options referencing the Company's Common Stock purchased by the Company concurrently with the issuance of Convertible Notes to hedge the Company's or any Subsidiary issuer's obligations under such Indebtedness.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1)   a Restricted Subsidiary;

          (2)   any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

          (3)   cash and Cash Equivalents;

          (4)   receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6)   loans or advances to employees, Officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business in an aggregate amount not in excess of $2.0 million at any time outstanding (without giving effect to the forgiveness of any such loan);

          (7)   any Investment acquired by the Company or any of its Restricted Subsidiaries:

            (a)   in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

            (b)   as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (8)   Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with "—Repurchase at the option of holders—Asset sales" or any other disposition of assets not constituting an Asset Disposition;

          (9)   Investments in existence on the Issue Date;

          (10) Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "—Certain covenants—Limitation on indebtedness";

          (11) Guarantees issued in accordance with "—Certain covenants—Limitations on indebtedness";

          (12) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

          (13) Investments by means of any payment of cash by the Company or any Subsidiary issuer upon conversion or exchange of any Convertible Notes, and Investments in any Permitted Bond Hedge;

          (14) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (14), in an aggregate amount at the time of such Investment not to exceed the greater of (x) $75.0 million and (y) 3.0% of Total Tangible Assets outstanding at any one time (net of the cash return thereon received as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization that is not included in Consolidated Net Income), in each case, with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value;

          (15) a Permitted Reorganization; and

          (16) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business; and

          (17) Investments in escrow or trust funds in the ordinary course of business.

        "Permitted Liens" means, with respect to any Person:

          (1)   Liens securing Indebtedness and other obligations permitted to be Incurred under the provisions described in clause (1) of the second paragraph under "—Certain covenants—Limitation on indebtedness," related Hedging Obligations and related banking services or cash management obligations and Liens on assets of Restricted Subsidiaries securing Guarantees of such Indebtedness and such other obligations of the Company;

          (2)   pledges or deposits by such Person under workers' compensation laws, unemployment insurance or social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure bid, performance, surety, reclamation, remediation, appeal or similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (3)   Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's and repairmen's Liens, Incurred in the ordinary course of business;

          (4)   Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

          (5)   Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (6)   encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially impair their use in the operation of the business of such Person;

          (7)   Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

          (8)   leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (9)   judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

          (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

            (a)   such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the U.S. Federal Reserve Board; and

            (b)   such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

          (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

          (13) Liens existing on the Issue Date (other than Liens permitted under clause (1));

          (14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created,

  Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

          (17) Liens securing the Notes and the Note Guarantees;

          (18) Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17) and (18) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

          (19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (20) Liens in favor of the Company or any Restricted Subsidiary;

          (21) Liens under industrial revenue, municipal or similar bonds;

          (22) Liens securing obligations under the Gold Stream Transaction or any other Deferred Revenue Financing Arrangement;

          (23) Liens securing obligations (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $30.0 million;

          (24) Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations); provided that at the time of Incurrence and after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom on such date, the Secured Leverage Ratio of the Company would not exceed 2.00 to 1.0;

          (25) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or a Restricted Subsidiary in the ordinary course of business; and

          (26) Liens granted in the ordinary course of business on the unpaid portion of insurance premiums securing Indebtedness permitted by clause (13) of the second paragraph under "—Certain covenants—Limitation on indebtedness."

        "Permitted Reorganization" means a transaction or series of transactions pursuant to which all of the issued and outstanding Capital Stock of the Company is exchanged for Capital Stock of a newly-formed Person (the "New Parent"), organized under the laws of United States, Canada, Switzerland, the United Kingdom or any other member state of the European Economic Area, so long as (i) the Company is able to Incur at least an additional $1.00 of Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "Certain covenants—Limitation on indebtedness," (ii) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (iii) such transaction or series of transactions is permitted under the Senior Credit Facility, if any, as in effect on the date of such Permitted Reorganization, (iv) the New Parent provides a Note Guarantee in accordance with the covenant described under the caption "Certain covenants—Future guarantors" to the extent required thereunder and (v) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent provided for in the Indenture relating to such transaction or series of transactions have been complied with.

        "Permitted Warrant" means any call option in respect of the Company's Common Stock sold by the Company concurrently with the issuance of Convertible Notes.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

        "Rating Agency" means each of Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or, if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

        "Receivable" means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code as in effect in the State of New York and any "supporting obligations" as so defined.

        "Receivables Fees" means any fees or interest paid to purchasers or lenders providing the financing in connection with a securitization transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a securitization transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances" and "refinanced" shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

          (1)   (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

          (2)   the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

          (3)   such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional

  Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith);

          (4)   if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

          (5)   Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Restricted Subsidiary that refinances Indebtedness of the Company or a Guarantor.

        "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the Issue Date by and among the Company, the Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

        "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the indenture.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person, except any transfer or disposition in connection with a financing transaction with respect to equipment acquired, replaced, repaired or improved (including any reconstruction or refurbishment) by the Company or any Restricted Subsidiary after the Issue Date; provided that such transfer or disposition occurs within 180 days of such acquisition, replacement, repair or improvement.

        "SEC" means the United States Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

        "Secured Leverage Ratio" means, as of any date of determination with respect to any Person, the ratio of (1) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (2) Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available. In the event that the Company or any of its Restricted Subsidiaries Incurs or redeems any Secured Indebtedness subsequent to the commencement of the period for which the Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Leverage Ratio is made, then the Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four fiscal quarter period. The Secured Leverage Ratio shall be calculated in a manner consistent with the definition of "Consolidated Coverage Ratio,"

including any pro forma adjustments to Consolidated EBITDA as set forth therein (including for acquisitions).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facility" means the Credit Agreement, dated as of December 10, 2010, as amended by the First Amendment to the Credit Agreement, dated as of February 24, 2011, and the Second Amendment to the Credit Agreement, to be dated as of May 20, 2011, among the Company, the guarantors parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder; provided that such additional Indebtedness is Incurred in accordance with the covenant described under "—Certain covenants—Limitation on indebtedness").

        "Senior Management" means the chief executive officer and the chief financial officer of the Company.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Similar Business" means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Stated Maturity" means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

        "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

        "Subsidiary Guarantor" means any Guarantor that is a Restricted Subsidiary of the Company.

        "Tax" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of any of the foregoing). "Taxes" shall be construed to have a corresponding meaning.

        "Total Tangible Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent balance sheet of the Company minus (a) goodwill and other intangible assets of the Company and its Restricted

Subsidiaries reflected on such balance sheet and (b) the outstanding amount of Investments in and assets of Unrestricted Subsidiaries.

        "Treasury Rate" means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least three Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to June 1, 2014; provided, however, that if the period from the redemption date to June 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date June 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Company which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

          (1)   such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

          (2)   all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist only of Non-Recourse Debt, except to the extent permitted under clause (4)(c) of the second paragraph of the "—Limitation on indebtedness" covenant;

          (3)   such designation and the Investment of the Company in such Subsidiary complies with "—Certain covenants—Limitation on restricted payments";

          (4)   such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

          (5)   such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

            (a)   to subscribe for additional Capital Stock of such Person; or

            (b)   to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (6)   on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions; provided, that no such resolution or Officer's Certificate shall be required with respect to the designation of Highlands Ranch, LLC, Howards Pass General Partner Corp., Howards Pass Metals Limited Partnership, Maze Lake General Partner Corp., Maze Lake Metals Limited Partnership and Thompson Creek UK Limited as Unrestricted Subsidiaries as of the Issue Date. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture, and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the "—Certain covenants—Limitation on indebtedness" covenant on a pro forma basis taking into account such designation.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The global notes

        The original notes are, and the exchange notes will be, issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

  •
  certain other events provided in the indenture should occur.

 MATERIAL INCOME TAX CONSIDERATIONS

United States

        The following summary describes the material United States federal income tax consequences relevant to the exchange of original notes for exchange notes pursuant to the exchange offer. The following discussion is based on the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, and related United States Treasury regulations, administrative rulings and judicial decisions now in effect, changes to which subsequent to the date hereof may affect the tax consequences described below.

        We encourage holders to consult their own tax advisors regarding the United States federal tax consequences of the exchange offer and being a holder of the notes in light of their particular circumstances, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

        An exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Consequently, holders will not recognize any taxable gain or loss as a result of exchanging original notes for exchange notes pursuant to the exchange offer. The holding period of the exchange notes will include the holding period of the original notes, and the tax basis in the exchange notes will be the same as the tax basis in the original notes immediately before the exchange.

Canada

        The following summary describes the principal Canadian federal income tax considerations of the exchange of original notes for exchange notes pursuant to the exchange offer generally applicable to a holder of notes that, for the purposes of the Income Tax Act (Canada), and at all relevant times, holds the notes as capital property and deals at arm's length, and is not affiliated, with us or our subsidiaries or any successor to us or our subsidiaries (a "Holder"). Generally, the notes will be considered capital property to a Holder provided that the Holder does not acquire or hold the notes in the course of carrying on a business of buying and selling securities and has not acquired them as an adventure or concern in the nature of trade.

        This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any particular Holder are made. Accordingly, holders of notes should consult their own tax advisors for advice with respect to the tax consequences to them of the exchange offer, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

        An exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event to a Holder for Canadian federal income tax purposes. Holders will not recognize any taxable gain or loss, or be subject to Canadian withholding tax, as a result of exchanging original notes for exchange notes pursuant to the exchange offer.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the exchange of the original notes and the acquisition, holding and disposition of exchange notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General fiduciary matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an exchange of the original notes invested in a portion of the assets of any Plan, a fiduciary should determine whether the acquisition, holding and disposition of exchange notes is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available under an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the exchange of the original notes and the acquisition, disposition and holding of the exchange notes. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        In considering an exchange of the original notes and the acquisition, holding and disposition of exchange notes, a fiduciary should consider, among other things, whether the exchange may involve: (1) a direct or indirect extension of credit to a party in interest or to a disqualified person, (2) the sale or exchange of any property between a plan and a party in interest or disqualified person or (3) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Depending upon the identity of the plan fiduciary making the decision to hold the original notes, or to exchange the original notes for exchange notes, on behalf of a plan, an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code may be available under one or more PTCEs.

        Similar Laws governing the investment and management of the assets of governmental plans and other plans which are not subject to ERISA or the Code may contain fiduciary and prohibited transaction requirements similar to those under Title I of ERISA and Section 4975 of the Code. Accordingly, fiduciaries of such plans, in consultation with their counsel, should consider the impact of their respective laws on the exchange of the original notes and the acquisition, holding and disposition of the exchange notes and the considerations discussed above, to the extent applicable.

Representation

        Accordingly, by exchanging the original notes for the exchange notes, each holder of the original notes will be deemed to have represented and warranted that (a) the exchange of the original notes and the acquisition, holding and disposition of the exchange notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws, and (b) such holder will not sell or otherwise transfer the exchange notes or any interest therein other than to a purchaser or transferee that is deemed to make the same representations and warranties.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering exchanging the original notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment decision and whether an exemption would be applicable.

 PLAN OF DISTRIBUTION

        Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act if:

  •
  you are not our affiliate within the meaning of Rule 405 under the Securities Act;

  •
  you are acquiring such exchange notes in the ordinary course of your business; and

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of exchange notes.

        We believe that you may not transfer exchange notes issued in the exchange offer without further compliance with such requirements or an exemption from such requirements if you are:

  •
  our affiliate within the meaning of Rule 405 under the Securities Act, or

  •
  a broker-dealer that acquired original notes as a result of market-making or other trading activities.

        The information described above concerning interpretations of and positions taken by the SEC staff is not intended to constitute legal advice. Broker-dealers should consult their own legal advisors with respect to these matters.

        If you wish to exchange your original notes for exchange notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer—Procedures for tendering" and "—Your representations to us" of this prospectus and in the letter of transmittal. In addition, if a broker-dealer acquired original notes as a result of market-making activities or other trading activities, it may exchange them for exchange notes; however, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by such broker-dealer and such broker-dealer will be required to acknowledge the same. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A broker-dealer may use this prospectus, as amended or supplemented, in connection with these resales, and all dealers effecting transactions in the exchange notes may be required to deliver a prospectus, as amended or supplemented for 180 days following consummation of the exchange offer or until such time that the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. We will provide copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents during such 180-day (or shorter, if no longer required to deliver a prospectus) period in order to facilitate such resales. We have agreed to pay all expenses incident to the exchange offer (including certain expenses of counsel for the initial purchasers) other than dealers' and brokers' discounts, commissions and counsel fees and will indemnify the holders of the exchange notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market

  •
  in negotiated transactions

  •
  through the writing of options on the exchange notes, or

  •
  a combination of such methods of resale.

        The prices at which these sales occur may be:

  •
  at market prices prevailing at the time of resale,

  •
  at prices related to such prevailing market prices, or

  •
  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any profit on any resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation.

 LEGAL MATTERS

        Unless otherwise specified in this prospectus, Perkins Coie LLP, Denver, Colorado, will provide an opinion regarding certain matters under the laws of Colorado, New York and the United States in connection with the offering of the exchange notes. Brownstein Hyatt Farber & Schreck, LLP, will provide an opinion regarding certain matters under Nevada law. Goodmans will provide an opinion regarding certain matters under the laws of British Columbia, Canada. Lackowicz & Hoffman will provide an opinion regarding certain matters under the laws of Yukon, Canada.

EXPERTS

        Our consolidated financial statements as of December 31, 2010 and 2009 and for the years ended December 31, 2010 and 2009, incorporated into this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Our consolidated statements of operations, shareholders' equity and comprehensive income and cash flows for the year ended December 31, 2008, incorporated into this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Terrane Metals Corp. at June 30, 2010 and June 30, 2009 and for each of the years in the three-year period ended June 30, 2010, incorporated in this prospectus by reference to our Current Report on Form 8-K/A dated October 25, 2010, have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The reports "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 and "Technical Report Endako Molybdenum Mine" dated February 14, 2011 for us, portions of which are summarized in our Annual Report on 10-K for the year ended December 31, 2010 (the "Summary Material") has been prepared by John M. Marek, P.E., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

        The report "Technical Report Thompson Creek Molybdenum Mine" dated February 9, 2011 for us, portions of which are summarized in our Annual Report on 10-K for the year ended December 31, 2010 (the "Summary Material") have been prepared by Michael J. Lechner, P. Geo., which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

        The report "Technical Report—Feasibility Update Mt. Milligan Property—Northern BC" dated October 23, 2009 for us, portions of which are summarized in our Annual Report on 10-K for the year ended December 31, 2010 (the "Summary Material") has been prepared by Herbert E. Welhener, MMSA-QPM which Summary Material is incorporated herein by reference and has been so incorporated in reliance upon the reports of such person given his authority as an expert in such field.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with these requirements, we file reports, proxy statements and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters.

        Our SEC filings are available to the public from the SEC's web site at www.sec.gov or from our web site at http://www.thompsoncreekmetals.com. However, the information on our web site does not constitute a part of this prospectus. To receive copies of public records not posted to the SEC's web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information.

        Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. This information also may be obtained from us as described below. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed, except as otherwise stated:

          (a)   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

          (b)   Our Definitive Proxy Statement on Schedule 14A filed on March 25, 2011;

          (c)   Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011;

          (d)   Our Current Reports on Form 8-K filed on October 20, 2010 (as amended on October 25, 2010) other than Exhibit 99.3 thereto, February 24, 2011 (including all information furnished pursuant to item 7.01), February 25, 2011, April 5, 2011, April 25, 2011, May 9, 2011, May 20, 2011 and May 24, 2011.

          (e)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2010.

        All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the exchange offer hereunder is completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.

 WHERE YOU CAN FIND MORE INFORMATION

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated into this prospectus by reference.

        So long as any original notes remain outstanding, we will make available, upon request, to any holder and to any prospective purchaser of notes the information required pursuant to Rule 144(A)(d)(4)(i) under the Securities Act, during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act.

        You may obtain a copy of the indenture that governs the notes or any filing incorporated by reference herein (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by requesting it in writing or by telephone at the address and phone number below.

Thompson Creek Metals Company Inc.
Attention: Pamela Solly, Director of Investor Relations
26 West Dry Creek Circle
Suite 810
Littleton, Colorado
USA 80120
Telephone Number: (303) 762-3526
Email: psolly@tcrk.com

        Our principal executive offices are located at 26 West Dry Creek Circle, Suite 810, Littleton, Colorado 80120. Our telephone number is (303) 761-8801.

THOMPSON CREEK METALS COMPANY INC.

EXCHANGE OFFER FOR
$350,000,000 AGGREGATE PRINCIPAL AMOUNT OF
7.375% SENIOR NOTES DUE 2018

P R O S P E C T U S

                      , 2011

        Until the date that is 180 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Berg General Partner Corp.

        The Business Corporations Act (British Columbia) (the "Act") establishes a two-year limitation period in which the directors may be jointly and severally liable to company for any amount paid or distributed and not otherwise recovered by such company pertaining to: (i) the payment of compensation to any person in connection with the company carrying on business or exercising powers in contradiction of restrictions in its articles, (ii) the payment of any unreasonable commission or discount to a person in connection with the purchase of the company's shares, (iii) the payment of a dividend if there are reasonable grounds for believing that the company is insolvent or doing so would render the company insolvent, (iv) the purchase, redemption, or acquisition of any of the company's shares if there are reasonable grounds for believing that the company is insolvent or that such purchase, redemption or acquisition would render the company insolvent or (v) the payment of expenses or giving of an indemnity when the company would otherwise be prevented under the Act. Directors may also be jointly and severally liable to compensate the company or any shareholder for two years after the passing of a resolution authorizing the issue of a share for less than its par value or if the share had not been fully paid, if the company or shareholder sustained losses in connection with such issuance.

        A director will be excused from liability where the director has relied in good faith on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the company's auditor to fairly reflect the financial position of the company, (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to the statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct or (iv) any record, information or representation that, although forged, fraudulently made, or inaccurate, a court would consider that, if it had been genuine and accurate, it would have provided reasonable grounds for the actions of the director. A director is also excused from liability if the director dissents from the applicable resolution as permitted by the Act.

        Under the Act, a company may indemnify a current or former director or officer against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and the expenses actually and reasonably incurred in, a proceeding in which such director or officer is or may be liable unless (i) the company is prohibited from giving an indemnity or paying expenses by its current articles or by the articles of the company at the time an agreement to indemnify or pay expenses was made, (ii) the director or officer did not act honestly and in good faith with a view to the best interests of the company, (iii) the director or officer did not have reasonable grounds for believing his or her conduct was lawful, or (iv) if the proceeding is brought against the officer or director by or on behalf of the company. A company may choose to pay the expenses of a director or an officer, as such expenses are incurred, during a proceeding against him or her so long as the company receives a written undertaking that, if the payment of the expenses is ultimately not permitted by the Act, the director or officer will repay the company the money advanced. The directors and officers have a right to pursue indemnification in court where the company refuses to grant indemnification or payment of expenses. Upon the application of the company or a director or officer, the court may make any order it considers appropriate with respect to indemnification and payment of expenses, regardless of whether or not such indemnification or payment of expenses has been sought, authorized or declined under the Act.

        A policy of directors' and officers' liability insurance is maintained by the company which insures directors and officers and former directors and officers and persons who act or acted at the company's request as a director or officer of a corporation in which the company is or was a shareholder or creditor, and their respective heirs and legal representatives for losses as a result of claims against the directors and officers of the company in their capacity as directors and officers and also reimburses the company for payments made pursuant to the indemnity provisions under the Articles of the company and the Act.

        Articles:    Part 21 of the Articles of Berg General Partner Corp. ("Berg GP") provides that Berg GP, subject to the Act, shall indemnify a director, former director, or alternate director of Berg GP and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and, after the disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by in respect of that proceeding. Berg GP may purchase and maintain insurance for the purpose of such indemnification.

Berg Metals Limited Partnership

        The Partnership Act (British Columbia), requires that the partnership indemnify each partner in respect of payments made and personal liabilities incurred by him or her (i) in the ordinary and proper conduct of the business of the partnership, or (ii) in or about anything necessarily done for the preservation of the business or property of the partnership, in each case unless otherwise expressly agreed or implied between the partners. Further, if a partnership agreement is rescinded for fraud or misrepresentation, the party entitled to rescind is entitled to indemnification by the person committing the fraud or making the misrepresentation against all debts and liabilities of the partnership.

        Limited Partnership Agreement:    The board of directors of Berg GP conducts the business of the Berg GP in its capacity as the general partner of the Berg Metals Limited Partnership (the "Berg LP"). The Certificate of Limited Partnership of the Berg LP does not specifically provide for indemnification of Berg GP directors and officers for their actions on behalf of Berg LP. The limited partnership agreement between Berg GP and Terrane Metals Corp. ("Terrane") provides that: (i) provided Berg GP acted in good faith and within the scope of its authority, the Berg LP shall indemnify the Berg GP from loss, damage or expense (including reasonable legal fees) incurred by the Berg GP from any acts performed or failure or omission to act by the Berg GP on behalf of the Berg LP or in furtherance of the interests of the Berg LP, except in the case of gross negligence, willful misconduct, disregard of its obligations or breach of duties by Berg LP under the limited partnership agreement, and (ii) the Berg LP shall indemnify Terrane (and any other future limited partners) for any costs, damages, liabilities expenses or loss suffered as a result of Terrane not having the limited liability agreed pursuant to the limited partnership agreement, except if the lack of limited liability is caused by an act or omission of Terrane. The indemnification in favour of Berg GP described in (i) above could be utilized by Berg GP to provide for indemnification of its directors or officers.

Blue Pearl Mining, Inc.

        The Business Corporations Act.    See the discussion of applicable provisions of the Act above under "—Berg General Partner Corp."

        Articles:    Part 21 of the Articles of Blue Pearl Mining Inc. ("Blue Pearl") provides that Blue Pearl, subject to the Act, shall indemnify a director, former director, or alternate director of Blue Pearl and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and, after the disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by in respect of that proceeding. Blue Pearl may purchase and maintain insurance for the purpose of such indemnification.

Terrane Metals Corp.

        The Business Corporations Act.    See the discussion of applicable provisions of the Act above under "—Berg General Partner Corp."

        Articles:    Part 21 of the Articles of Terrane provides that Terrane, subject to the Act, shall indemnify a director, former director, or alternate director of Terrane and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and, after the disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by in respect of that proceeding. Terrane may purchase and maintain insurance for the purpose of such indemnification.

Thompson Creek Metals Company Inc.

        The Business Corporations Act.    See the discussion of applicable provisions of the Act above under "—Berg General Partner Corp."

        Articles:    Part 21 of the Articles of TCM provides that TCM, subject to the Act, must indemnify a director or former director of TCM and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and, after the disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by in respect of that proceeding. TCM may purchase and maintain insurance for the purpose of such indemnification.

Thompson Creek Services ULC

        The Business Corporations Act.    See the discussion of applicable provisions of the Act above under "—Berg General Partner Corp."

        Articles:    Part 21 of the Articles of Thompson Creek Services ULC. ("TC ULC") provides that TC ULC, subject to the Act, shall indemnify a director, former director, or alternate director of Terrane and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and, after the disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by in respect of that proceeding. TC ULC may purchase and maintain insurance for the purpose of such indemnification.

Thompson Creek Mining Ltd.

        Yukon Business Corporations Act:    Section 126 of the YBCA provides for the same indemnification as Section Five of the Bylaws of Thompson Creek Mining Ltd. ("TCML"), except that the obligation to indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses reasonably incurred in any proceeding to which the director or officer was made a party by reason of having been a director or officer of that body corporate, if the director or officer acted in good faith and in the best interests of the Corporation, and in the case of a criminal or administrative action, had grounds for believing that his or her conduct was lawful, is permissive, not mandatory. However, such person is entitled to indemnification if, in addition, such person can show that they are fairly and reasonably entitled to indemnity.

        Bylaws:    Section Five of the Bylaws of TCML provides that TCML shall indemnify a director or officer of TCML, a former director or officer of TCML or a person who acts or acted at TCML's request as a director or officer of a body corporate of which TCML is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses reasonably incurred in any proceeding to which the director or officer was made a party by reason of having been a director or officer of TCML or body corporate, if the director or officer acted honestly and in good faith and in the best interests of the Corporation, and in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, had grounds for believing that his or her conduct was lawful. On those same grounds, subject to the approval of the Supreme Court, TCML may indemnify such director or officer in respect of any action by or on behalf of TCML or body corporate to which the director or officer is made a party by reason of being or having been a director or officer of the Corporation or body corporate for all costs, charges and expenses reasonably incurred.

Mt. Emmons Moly Company

        Colorado Business Corporations Law.    Under Title 7, Article 109 of the Colorado Business Corporations Law, a corporation may indemnify its directors or officers in a proceeding where the officer or director is made a party because of his or her position as an officer or director if he or she acted in good faith, and reasonably believed that his or her conduct was in the best interests of the corporation, and where the officer or director was not acting in an official capacity, that his or her conduct was at least not opposed to the corporation's best interests. Indemnification for a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith.

        Bylaws:    Article 12 of the Bylaws of Mt. Emmons Moly Company ("Mt. Emmons") provides that the Mt. Emmons shall, to the fullest extent permitted by the Colorado Business Corporations Law, indemnify any director or officer of the company made or threatened to be made, a party to a proceeding by reason of the fact that the director or officer held such position at Mt. Emmons and that neither the modification nor repeal of such Article 12 shall adversely affect the rights or obligations then existing with respect to any state of facts then or theretofore existing in any proceeding theretofore or thereafter brought based in whole or in party upon any such state of facts.

Thompson Creek Metals Company USA

        Colorado Business Corporations Law.    See the discussion of applicable provisions of the Business Corporations Law above under "—Mt. Emmons Moly Company."

        Articles of Incorporation:    The Seventh paragraph, part (b) of the Articles of Incorporation of Thompson Creek Metals Company USA ("TC USA") provides that TC USA shall, to the fullest extent permitted by the Colorado Business Corporations Law, indemnify any former or current officer or director of TC USA against any claim, liability or expense arising against or incurred by such person as a result of that person holding the position of officer of director of TC USA. TC USA shall further have the authority to purchase and maintain insurance providing such indemnification.

        Bylaws:    Article VI, Paragraph 1 of the Bylaws of TC USA provide that TC USA shall indemnify, to the fullest extent permitted by the Colorado Business Corporations Law, any director or officer threatened by or made party to any proceeding by reason of the fact that the director or officer was or is serving TC USA in that capacity, and any and that neither the modification nor repeal of such Article VI shall adversely affect the rights or obligations then existing with respect to any state of facts then or theretofore existing in any proceeding theretofore or thereafter brought based in whole or in party upon any such state of facts..

Thompson Creek Mining Co.

        Colorado Business Corporations Law.    See the discussion of applicable provisions of the Business Corporations Law above under "—Mt. Emmons Moly Company."

        Bylaws:    Article 12 of the Bylaws of Thompson Creek Mining Company ("TCMC") provides that TCMC shall, to the fullest extent permitted by the Colorado Business Corporations Law, indemnify any Director or officer of the company made or threatened to be made, a party to a proceeding by reason of the fact that the Director or officer held such position in TCMC and that neither the modification nor repeal of such Article 12 shall adversely affect the rights or obligations then existing with respect to any state of facts then or theretofore existing in any proceeding theretofore or thereafter brought based in whole or in party upon any such state of facts.

Langeloth Metallurgical Company LLC

        Colorado Limited Liability Company Act. Under Title 7, Article 80 of the Colorado Limited Liability Company Act, a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person's duties to the limited liability company.

        Operating Agreement:    Article 5.7 of the Operating Agreement of Langeloth Metallurgical Company LLC ("Langeloth") provides that the company shall indemnify the managers of Langeloth and make advance for expenses to the maximum extent permitted by the Colorado Limited Liability Company Act.

Cyprus Thompson Creek Mining Company

        Nevada Revised Statutes.    Under Nevada Revised Statutes 78.138, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that such act or failure to act constituted a breach of fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law. Under Nevada Revised Statutes 78.7502, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) in connection with the proceeding if the person (a) is not liable pursuant to Nevada Revised Statutes 78.138 or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. A corporation must provide indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent of the corporation to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding.

        Bylaws:    Article 12 of the bylaws of Cyprus Thompson Creek Mining Company ("Cyprus") provides that Cyprus shall, to the fullest extent permitted by Nevada law, indemnify any person made, or threatened to be made, a party to a proceeding by reason of the fact that such person is or was a director or officer of Cyprus or any predecessor thereof, or served as a director or officer of another enterprise at the request of Cyprus or any predecessor thereof. Any modification or repeal of Article 12 of Cyprus's bylaws shall not affect the rights or obligations then existing with respect to any state of facts then or theretofore existing or any proceeding brought based in whole or in part upon any such state of facts.

Long Creek Mining Company

        Nevada Revised Statutes.    See the discussion of applicable provisions of the Nevada Revised Statutes above under "—Cyprus Thompson Creek Mining Company."

        Bylaws:    Article 12 of the bylaws of Long Creek Mining Company ("Long Creek") provides that Long Creek shall, to the fullest extent permitted by Nevada law, indemnify any person made, or threatened to be made, a party to a proceeding by reason of the fact that such person is or was a director or officer of Long Creek or any predecessor thereof, or served as a director or officer of another enterprise at the request of Long Creek or any predecessor thereof. Any modification or repeal of Article 12 of Long Creek's bylaws shall not affect the rights or obligations then existing with respect to any state of facts then or theretofore existing or any proceeding brought based in whole or in part upon any such state of facts.

Item 21.    Exhibits and Financial Statement Schedules

(a) Exhibits

        Reference is made to the Exhibit Index starting on page E-1.

Item 22.    Undertakings

        The undersigned Registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be this initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (7)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Thompson Creek Metals Company Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

THOMPSON CREEK METALS COMPANY INC.
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Denis C. Arsenault	Director
* Carol T. Banducci	Director
* James L. Freer	Director
* James P. Geyer	Director
* Timothy J. Haddon	Director
* Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
* Thomas J. O'Neil	Director
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Thompson Creek Metals Company Inc. in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

LANGELOTH METALLURGICAL COMPANY LLC
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chairman, Chief Executive Officer, Director and Manager (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)
* S. Scott Shellhaas	President, Chief Operating Officer and Manager
* Robert Dorfler	Vice President, General Manager and Manager

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

MT. EMMONS MOLY COMPANY
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
* S. Scott Shellhaas	President, Chief Operating Officer and Director
* Mark Wilson	Executive Vice President, Chief Commercial Officer and Director

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

THOMPSON CREEK METALS COMPANY USA
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
* S. Scott Shellhaas	President, Chief Operating Officer and Director
* Mark Wilson	Executive Vice President, Chief Commercial Officer and Director

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

THOMPSON CREEK MINING CO.
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
* S. Scott Shellhaas	President, Chief Operating Officer and Director
* Mark Wilson	Executive Vice President, Chief Commercial Officer and Director

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

CYPRUS THOMPSON CREEK MINING COMPANY
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
* S. Scott Shellhaas	President, Chief Operating Officer and Director
* Mark Wilson	Executive Vice President, Chief Commercial Officer and Director

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

LONG CREEK MINING COMPANY
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
* S. Scott Shellhaas	President, Chief Operating Officer and Director
* Mark Wilson	Executive Vice President, Chief Commercial Officer and Director

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

BERG GENERAL PARTNER CORP.
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
* S. Scott Shellhaas	President, Chief Operating Officer and Director
* Mark Wilson	Executive Vice President, Chief Commercial Officer and Director

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Berg General Partner Corp. in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer and Authorized Representative

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

BERG METALS LIMITED PARTNERSHIP
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer, Berg General Partner Corp.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chief Executive Officer and Director, Berg General Partner Corp. (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director, Berg General Partner Corp. (Principal Financial Officer and Principal Accounting Officer)
* S. Scott Shellhaas	President, Chief Operating Officer and Director, Berg General Partner Corp.
* Mark Wilson	Executive Vice President, Chief Commercial Officer and Director, Berg General Partner Corp.

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Berg Metals Limited Partnership in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer and Authorized Representative

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

BLUE PEARL MINING INC.
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
* Wendy Cassity	Vice President, General Counsel, Secretary and Director
* S. Scott Shellhaas	President, Chief Operating Officer and Director

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Blue Pearl Mining Inc. in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer and Authorized Representative

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

TERRANE METALS CORP.
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
* S. Scott Shellhaas	President, Chief Operating Officer and Director
* Mark Wilson	Executive Vice President, Chief Commercial Officer and Director

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Terrane Metals Corp. in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer and Authorized Representative

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

THOMPSON CREEK MINING LTD.
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
* S. Scott Shellhaas	President, Chief Operating Officer and Director
* Mark Wilson	Executive Vice President, Chief Commercial Officer and Director

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Thompson Creek Mining Ltd. in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer and Authorized Representative

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

THOMPSON CREEK SERVICES ULC
By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities indicated below on November 1, 2011.

Signature	Title

* Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAMELA L. SAXTON Pamela L. Saxton	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
* Wendy Cassity	Vice President, General Counsel, Secretary and Director
* S. Scott Shellhaas	President, Chief Operating Officer and Director

*By:	/s/ PAMELA SAXTON Pamela Saxton Attorney-in-Fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Thompson Creek Services ULC in the United States, in the City of Littleton, State of Colorado, on November 1, 2011.

By:	/s/ PAMELA L. SAXTON
	Name:	Pamela L. Saxton
	Title:	Executive Vice President and Chief Financial Officer and Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description	Location
2.1	Arrangement Agreement between TCM and Terrane, dated July 15, 2010	Filed as Exhibit 2.1 to TCM's Current Report on Form 8-K filed with the SEC on July 21, 2010
2.2	Letter Agreement between TCM and Terrane, dated August 20, 2010	Filed as Exhibit 2.1 to TCM's Current Report on Form 8-K filed with the SEC on August 25, 2010
3.1	TCM Notice of Articles, dated September 24, 2010	Filed as Exhibit 3.1 to TCM's Annual Report on Form 10-K filed with the SEC on February 24, 2011
3.2	TCM Certificate of Continuation, dated July 29, 2008	Filed as Exhibit 3.1 to TCM's Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on March 1, 2010
3.3	TCM Articles of Continuance, effective July 21, 2008	Filed as Exhibit 99.1 to TCM's Report on Form 6-K filed with the SEC on August 27, 2008
3.4	Articles of Organization of Langeloth Metallurgical Company LLC	Filed as Exhibit 3.4 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.5	Third Amended and Restated Operating Agreement of Langeloth Metallurgical Company LLC	Filed as Exhibit 3.5 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.6	Amendment to Third Amended and Restated Operating Agreement of Langeloth Metallurgical Company LLC	Filed as Exhibit 3.6 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.7	Articles of Incorporation of Mt. Emmons Moly Company	Filed as Exhibit 3.7 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011

Exhibit No.	Description	Location
3.8	Bylaws of Mt. Emmons Moly Company	Filed as Exhibit 3.8 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.9	Articles of Incorporation of Thompson Creek Metals Company USA	Filed as Exhibit 3.9 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.10	Bylaws of Thompson Creek Metals Company USA	Filed as Exhibit 3.10 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.11	Articles of Incorporation of Thompson Creek Mining Co.	Filed as Exhibit 3.11 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.12	Amended Bylaws of Thompson Creek Mining Co.	Filed as Exhibit 3.12 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.13	Articles of Incorporation of Cyprus Thompson Creek Mining Company	Filed as Exhibit 3.13 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.14	Amended Bylaws of Cyprus Thompson Creek Mining Company	Filed as Exhibit 3.14 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.15	Articles of Incorporation of Long Creek Mining Company	Filed as Exhibit 3.15 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.16	Amended Bylaws of Long Creek Mining Company	Filed as Exhibit 3.16 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011

Exhibit No.	Description	Location
3.17	Articles of Berg General Partner Corp.	Filed as Exhibit 3.17 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.18	Certificate of Incorporation of Berg General Partner Corp., dated September 3, 2010	Filed as Exhibit 3.18 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.19	Notice of Articles of Berg General Partners Corp., dated October 20, 2010	Filed as Exhibit 3.19 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.20	Certificate of Limited Partnership of Berg Metals Limited Partnership	Filed as Exhibit 3.20 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.21	Limited Partnership Agreement between Berg General Partner Corp. and Terrane Metals Corp.	Filed as Exhibit 3.21 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.22	Articles of Blue Pearl Mining Inc.	Filed as Exhibit 3.22 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.23	Certificate of Incorporation of Blue Pearl Mining Inc., dated March 16, 2005	Filed as Exhibit 3.23 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.24	Notice of Articles of Blue Pearl Mining Inc., dated December 2, 2010	Filed as Exhibit 3.24 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.25	Articles of Terrane Metals Corp.	Filed as Exhibit 3.25 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011

Exhibit No.	Description	Location
3.26	Certificate of Amalgamation of Terrane Metals Corp., dated October 20, 2010	Filed as Exhibit 3.26 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.27	Certificate of Change of Name of Terrane Metals Corp., dated October 20, 2010	Filed as Exhibit 3.27 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.28	Notice of Articles of Terrane Metals Corp., dated October 20, 2010	Filed as Exhibit 3.28 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.29	Articles of Thompson Creek Services ULC	Filed as Exhibit 3.29 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.30	Certificate of Incorporation of Thompson Creek Services ULC, dated November 4, 2010	Filed as Exhibit 3.30 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.31	Notice of Articles of Thompson Creek Services ULC, dated November 4, 2010	Filed as Exhibit 3.31 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.32	Articles of Incorporation of Thompson Creek Mining Ltd.	Filed as Exhibit 3.32 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
3.33	Bylaws of Thompson Creek Mining Ltd.	Filed as Exhibit 3.33 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
4.1
	Indenture, dated May 20, 2011, by and among Thompson Creek Metals Company Inc., as issuer, certain subsidiaries of Thompson Creek Metals Company Inc., as guarantors, and Wells Fargo Bank, National Association, as trustee	Filed as Exhibit 4.1 to TCM's Current Report on Form 8-K filed with the SEC on May 20, 2011

Exhibit No.	Description	Location
4.2	Registration Rights Agreement, dated May 20, 2011, by and among Thompson Creek Metals Company Inc., as issuer, certain subsidiaries of Thompson Creek Metals Company Inc., as guarantors, and J.P. Morgan Securities LLC as representative of the Initial Purchasers	Filed as Exhibit 10.1 TCM' s Current Report on Form 8-K filed with the SEC on May 20, 2011
4.3	Form of Thompson Creek Metals Company, Inc.'s 7.375% Exchange Note due 2018	Filed as Exhibit 4.3 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
4.4
	Common Share Purchase Warrant Indenture, dated June 21, 2007, between Terrane and Pacific Corporate Trust Company, as Warrant Agent, relating to Terrane's common share purchase warrants expiring June 2012	Filed as Exhibit 4.1 to TCM's Registration Statement on Form S-3ASR (File No. 333-170232) filed with the SEC on October 29, 2010
4.5
	Supplement to the Common Share Purchase Warrant Indenture, dated October 20, 2010, among TCM, Terrane and Computershare Trust Company of Canada (successor to Pacific Corporate Trust Company), as Warrant Agent, relating to Terrane's common share purchase warrants expiring June 2012	Filed as Exhibit 4.2 to TCM's Registration Statement on Form S-3ASR (File No. 333-170232) filed with the SEC on October 29, 2010
5.1	Opinion of Perkins Coie LLP	Filed as Exhibit 5.1 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
5.2	Opinion of Brownstein Hyatt Farber, Schreck, LLP	Filed as Exhibit 5.2 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
5.3	Opinion of Goodmans	Filed as Exhibit 5.3 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
5.4	Opinion of Lackowicz & Hoffman	Filed as Exhibit 5.4 to TCM's Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on September 8, 2011

Exhibit No.	Description	Location
12.1	Computation of ratio of earnings to fixed charges	Filed as Exhibit 12.1 to TCM's Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on September 8, 2011
23.1	Consent of KPMG LLP	Filed herewith
23.2	Consent of PricewaterhouseCoopers LLP	Filed herewith
23.3	Consent of Deloitte & Touche LLP	Filed herewith
23.4	Consent of John M. Marek, P.E.	Filed as Exhibit 23.4 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
23.5	Consent of Michael J. Lechner, P. Geo.	Filed as Exhibit 23.5 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
23.6	Consent of Herbert E. Welhener, MMSA-QPM	Filed as Exhibit 23.6 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
24.1	Powers of Attorney	Contained on signature pages, filed as Exhibit 24.1 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
25.1	Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee under the Indenture, on Form T-1	Filed as Exhibit 25.1 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
99.1	Form of Letter of Transmittal	Filed as Exhibit 99.1 to TCM's Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on September 8, 2011

Exhibit No.	Description	Location
99.2	Form of Notice of Guaranteed Delivery	Filed as Exhibit 99.2 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
99.3	Form of Letter to DTC Participants	Filed as Exhibit 99.3 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011
99.4	Form of Letter to Clients	Filed as Exhibit 99.4 to TCM's Registration Statement on Form S-4 (File No. 333-175782) filed with the SEC on July 25, 2011